                                                Filed Pursuant to rule 424(b)(3)
                                                Registration No. 333-68283 and
                                                Registration No. 333-68283-01

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 17, 1998)
                               U.S. $400,000,000

                               AMB Property, L.P.
                               MEDIUM-TERM NOTES

             Unconditionally Guaranteed by AMB Property Corporation
                            ------------------------

AMB PROPERTY, L.P., A DELAWARE LIMITED PARTNERSHIP, MAY OFFER FROM TIME TO TIME UP TO U.S.$400,000,000 (OR ITS EQUIVALENT IN FOREIGN CURRENCIES OR COMPOSITE CURRENCIES) OF ITS MEDIUM-TERM NOTES. THE SPECIFIC TERMS OF ANY NOTES OFFERED WILL BE INCLUDED IN A PRICING SUPPLEMENT. UNLESS THE PRICING SUPPLEMENT PROVIDES OTHERWISE, THE NOTES WILL HAVE THE FOLLOWING GENERAL TERMS:

- THE NOTES WILL MATURE IN NINE MONTHS OR MORE FROM THE DATE OF ISSUE.

- THE NOTES WILL BEAR INTEREST AT EITHER A FIXED OR FLOATING RATE. THE FLOATING INTEREST RATE WILL BE BASED ON:

  - CD RATE
  - CMT RATE
  - COMMERCIAL PAPER RATE
  - EURIBOR
  - FEDERAL FUNDS RATE
  - LIBOR
  - PRIME RATE
  - TREASURY RATE
  - ANY OTHER RATE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT

- WE MAY REDEEM A NOTE PRIOR TO ITS MATURITY DATE AND YOU MAY HAVE US REPAY A NOTE PRIOR TO ITS MATURITY DATE ONLY IF THE APPLICABLE PRICING SUPPLEMENT SO SPECIFIES.

- THE NOTES WILL BE DENOMINATED IN U.S. DOLLARS OR A FOREIGN OR COMPOSITE CURRENCY AND BE ISSUED IN MINIMUM DENOMINATIONS OF $1,000, OR APPROPRIATE DENOMINATIONS IN THE FOREIGN OR COMPOSITE CURRENCY.
- FIXED RATE INTEREST WILL BE PAID ON JUNE 30 AND DECEMBER 30, ACCRUING FROM THE DATE OF ISSUE, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

- FLOATING RATE INTEREST WILL BE PAID ON THE DATES STATED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE HELD IN GLOBAL FORM BY THE DEPOSITORY TRUST COMPANY, UNLESS OTHERWISE SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

- THE NOTES WILL BE OUR SENIOR UNSECURED OBLIGATIONS, EFFECTIVELY SUBORDINATED TO OUR MORTGAGES AND OTHER SECURED INDEBTEDNESS, AND TO ALL OF THE INDEBTEDNESS OF OUR SUBSIDIARIES.

- THE NOTES WILL BE UNCONDITIONALLY GUARANTEED ON A SENIOR UNSECURED BASIS BY AMB PROPERTY CORPORATION, A MARYLAND CORPORATION AND OUR GENERAL PARTNER. THE GUARANTEES WILL BE EFFECTIVELY SUBORDINATED TO MORTGAGES AND OTHER SECURED INDEBTEDNESS OF AMB PROPERTY CORPORATION AND TO ALL OF THE INDEBTEDNESS OF ITS

  SUBSIDIARIES.
                            ------------------------
INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT.
                            ------------------------

                                                AGENTS' DISCOUNTS        PROCEEDS TO THE
                              PRICE TO PUBLIC    AND COMMISSIONS      OPERATING PARTNERSHIP
                              ---------------   -----------------     ---------------------
Per note....................      100%             .125%-.750%           99.875%-99.250%
Total.......................  $400,000,000     $500,000-$3,000,000  $399,500,000-$397,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes are being solicited from time to time by the agents on our behalf. The agents have agreed to use their reasonable best efforts to sell the notes. There is no established trading market for the notes and there can be no assurance that a secondary market for the notes will develop.

MORGAN STANLEY DEAN WITTER
        BANC OF AMERICA SECURITIES LLC
                  BANC ONE CAPITAL MARKETS, INC.
                           CHASE SECURITIES INC.
                                   MERRILL LYNCH & CO.
                                         J.P. MORGAN & CO.
                                                SALOMON SMITH BARNEY
August 15, 2000

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
PROSPECTUS SUPPLEMENT
About this Prospectus Supplement and
  Pricing Supplements.................   S-2
Forward-Looking Statements............   S-3
Risk Factors..........................   S-4
Description of Notes..................   S-8
Certain United States Federal Income
  Tax Consequences....................  S-17
Supplemental Plan of Distribution.....  S-30
Legal Opinions........................  S-31
Glossary..............................  S-32

                                        PAGE
                                        ----
PROSPECTUS
About This Prospectus.................     1
Where You Can Find More Information...     1
Incorporation of Certain Documents by
  Reference...........................     2
Forward Looking Statements............     3
The Company...........................     4
Use of Proceeds.......................     4
Ratio of Earnings to Fixed Charges and
  Preferred Dividends and
  Distributions.......................     4
Description of Debt Securities........     5
Description of Common Stock...........    20
Description of Preferred Stock........    21
Description of Depositary Shares......    34
Description of Warrants...............    37
Restrictions on Ownership and Transfer
  of Capital Stock....................    38
Certain Provisions of Maryland Law and
  of Our Charter and Bylaws...........    40
Description of Certain Provisions of
  The Partnership Agreement of the
  Operating Partnership...............    43
Certain Federal Income Tax
  Considerations......................    54
Plan of Distribution..................    64
Legal Matters.........................    65
Experts...............................    65

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these notes and seeking offers to buy these notes only in jurisdictions where offers and sales are permitted.

Neither we nor the agents claim that the information contained in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is accurate as of any date other than the dates on their respective covers.

                        ABOUT THIS PROSPECTUS SUPPLEMENT
                            AND PRICING SUPPLEMENTS

     This prospectus supplement sets forth certain terms of the medium-term notes that we may offer. This prospectus supplement supplements the accompanying prospectus and supersedes the accompanying prospectus to the extent it contains information that is different from the information in the accompanying prospectus.

     Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are then offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement to the extent it contains information that is different from the information contained in this prospectus supplement.

     It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

                           FORWARD-LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information incorporated by reference in this prospectus supplement and the accompanying prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely upon them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or occur. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest of properties we have contracted to sell or to timely reinvest proceeds from any such divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), AMB Property Corporation's failure to qualify and maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading "Other Information -- Business Risks" and elsewhere in the most recent annual report on Form 10-K or quarterly report on Form 10-Q for each of us and AMB Property Corporation and in our and AMB Property Corporation's other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the matters discussed below under "Risk Factors." We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this prospectus supplement or the accompanying prospectus, as applicable, or the dates indicated in the statements.

                                  RISK FACTORS

     An investment in the notes involves various material risks. You should carefully consider the risk factors under the heading "Other
Information -- Business Risks" and elsewhere in the most recent annual report on Form 10-K or quarterly report on Form 10-Q for each of us and AMB Property Corporation, and in our and AMB Property Corporation's other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following risk factors before purchasing the notes.

RANKING OF THE NOTES

     STRUCTURAL SUBORDINATION

     The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. In addition, the guarantee of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and all of the indebtedness of its subsidiaries. As of June 30, 2000, the total outstanding indebtedness for us and our subsidiaries was approximately $1.4 billion, of which approximately $750 million was secured. As of June 30, 2000, AMB Property Corporation had no outstanding indebtedness (excluding its guarantee of our unsecured $500 million credit facility with Morgan Guaranty Trust Company of New York and a syndicate of other banks and our 7.10% Notes due 2008, 7.50% Notes due 2018 and 6.90% Reset Put Securities due 2015 -- Putable/Callable 2005), other than that of us and our subsidiaries. Subject to certain limitations, we and AMB Property Corporation may each incur additional indebtedness. Although AMB Property Corporation's board of directors has adopted a policy of limiting the debt-to-total market capitalization ratio to approximately 45% or less, neither AMB Property Corporation's nor our organizational documents limit the amount of indebtedness that each of us may incur. In addition, the aggregate amount of indebtedness that we and AMB Property Corporation may incur under this policy varies directly with the valuation of AMB Property Corporation's capital stock and the number of shares of its capital stock outstanding. Accordingly, we and AMB Property Corporation would be able to incur additional indebtedness as a result of increases in the market price per share of AMB Property Corporation's capital stock.

     GUARANTEES

     AMB Property Corporation's obligations under its guarantee of each of the notes may be subject to review under state or federal transfer laws in the event of AMB Property Corporation's bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of AMB Property Corporation, such as a trustee in bankruptcy, if a court were to find that when AMB Property Corporation entered into the guarantees, it:

     - received less than fair consideration or reasonably equivalent value for the guarantees and either:

      - was insolvent,

      - was rendered insolvent,

      - was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital,

      - intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, or

     - entered into the guarantees with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantees and AMB Property Corporation's obligations under the guarantees, and direct the return of any amounts paid under the guarantees to AMB Property Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that AMB Property Corporation's obligations under the guarantees of the notes exceeds the actual benefit that it receives from the issuance of the notes, AMB Property Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and AMB Property Corporation's obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF MARKET FOR THE NOTES

     The notes will be new securities for which there is currently no market. Although the agents have informed us that they currently intend to make a market in the notes, they are not obligated to do so and they may discontinue making a market in the notes at any time without notice. If an active market does not develop, the market price and liquidity of the notes may be materially and adversely affected. We cannot assure you that all or any substantial portion of the notes will be sold. Unless otherwise provided in the applicable pricing supplement, neither we nor AMB Property Corporation intend to apply for listing of the notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the notes will develop and no assurance can be given as to the prices at which the notes might trade. In particular, there can be no assurance that the market price for the notes will be at or above the purchase price of the notes. The liquidity of, and trading market for, the notes may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the notes independent of our financial performance and prospects.

RISKS RELATING TO INDEXED NOTES

     An investment in indexed notes presents certain significant risks not associated with other types of securities. Investors in indexed notes may lose their entire investment. Risks associated with a particular indexed note may be set forth more fully in the applicable Pricing Supplement.

     LOSS OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

     Indexed notes are notes that may be issued by us with the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, to be determined by reference to currencies, currency units, commodity prices, financial or nonfinancial indexes or other factors. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Accordingly, the holder of an indexed note may lose all or a portion of the principal invested in an indexed note and may receive no interest on the indexed note.

     VOLATILITY

     Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets, any of which could adversely affect the value of an indexed note.

     TAX CONSIDERATIONS

     The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, investors in indexed notes should, in general, be capable of independently evaluating the federal income tax consequences applicable in their particular circumstances of purchasing an indexed note. See "Certain United States Federal Income Tax Consequences" in this prospectus supplement.

     AVAILABILITY AND COMPOSITION OF INDICES

     Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on the indexed note.

     An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

     Indexed notes may be linked to indices which are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which a note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.

FOREIGN CURRENCY RISKS

     Foreign currency rates of exchange and other factors affecting the risks of investing in securities denominated in foreign currencies change continuously. This prospectus supplement summarizes some of the risks of investing in notes denominated in a foreign currency. You should consult your own financial and legal advisors about the risks of investing in these notes. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions.

     The information in this prospectus supplement is directed to prospective purchasers who are United States residents. If you are a resident of a country other than the United States, you should consult your own financial, tax and legal advisors to discuss matters that may affect your purchase, holding or receipt of payments of principal and interest on the notes. We, AMB Property Corporation and the agents disclaim any responsibility for advising you on these matters.

     EXCHANGE RATES AND EXCHANGE CONTROLS

     Investments in securities denominated in foreign currencies have significant risks that are not associated with investments denominated in U.S. dollars. These risks include, without limitation, the possibility that rates of exchange between the U.S. dollar and foreign currencies may change significantly and the possibility that either the Unites States or foreign governments will impose or modify foreign exchange controls. Economic and political events over which we have no control also may increase foreign currency risks. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and you may expect that volatility to continue in the future. Historical fluctuations in any particular exchange rate do not necessarily indicate, however, the type of fluctuations in the rate that may occur during the term of any note. If the currency specified by us in the applicable pricing supplement for a particular note were to depreciate against the U.S. dollar, the effective yield of the note would decrease below its coupon rate and in certain circumstances could result in a loss to the investor.

     Governments have imposed exchange controls in the past and may do so in the future. Exchange controls could affect exchange rates and limit the availability of a foreign currency specified in the applicable pricing supplement at the time a payment on a note is due in that currency. Even if governments do not impose exchange controls, it is possible that a foreign currency will not be available at the time a payment is due in that currency. If the specified currency is a foreign currency, in the event the foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, we may make required payments in an equivalent amount of U.S. dollars, determined by the exchange rate agent, on the basis of the market exchange rate for the specified currency on the second business day prior to the payment date or, if the market exchange rate is not then available, on the basis on the most recently available market exchange rate; provided, however, that if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures pursuant to the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for the specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York.

     Further, if the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The exchange rate agent shall determine the U.S. dollar equivalent of each of the component currencies using the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency. See "Description of Notes -- Payment Currency" in this prospectus supplement.

     If we denominate notes in a foreign currency, the applicable pricing supplement will contain information about the specified currency, including information about any foreign exchange controls that apply to the foreign currency as of the date of the applicable pricing supplement. We will furnish that information for information purposes only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

     GOVERNING LAW AND JUDGMENTS

     The notes will be governed by and construed in accordance with the laws of the State of New York. If an action based on the notes resulted in a judgment against us in a court in the United States, it is likely that the court would grant judgment only in U.S. dollars. It is not clear, however, whether in granting that judgment, the court would use the rate of conversion into U.S. dollars that would be in effect on the date of default, the date the judgment was rendered, or some other date.

                              DESCRIPTION OF NOTES

     The following description of the notes, which supplements the "Description of Debt Securities" in the accompanying prospectus, will apply to each note offered by this prospectus supplement unless we specify otherwise in the applicable pricing supplement. The applicable pricing supplement for your notes may specify different or additional terms.

GENERAL

     We will issue the notes under the indenture dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998, the Third Supplemental Indenture dated as of June 30, 1998 and the Fourth Supplemental Indenture dated as of August 15, 2000, among us, AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee. We have filed a copy of the indenture with the Securities and Exchange Commission; the indenture is incorporated into this prospectus supplement, the accompanying prospectus and the applicable pricing supplement by reference. The provisions in the accompanying prospectus under the heading "Description of Debt Securities" apply to the notes unless we specify otherwise in this prospectus supplement or the applicable pricing supplement.

     Unless the applicable pricing supplement indicates otherwise, each note will have the following terms:

     - Each note will mature in nine months or more from the date it is issued.

     - We may only redeem a note and you may only have us repay a note before its maturity date if it specifies that we or you, respectively, may do so in the applicable pricing supplement.

     - We may issue up to $400,000,000 (or its equivalent in one or more foreign or composite currencies ) of medium-term notes, which will constitute a single series of debt securities under the indenture, which amount may be increased from time to time without the consent of the holders of the notes; provided, however, that such amount is subject to reduction by the amount of other debt securities issued by us pursuant to the accompanying prospectus.

     - The notes will be our senior unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, including our 7.10% Notes due 2008, 7.50% Notes due 2018 and 6.90% Reset Put Securities due
       2015 -- Putable/ Callable 2005 and balances outstanding under our $500 million credit facility with Morgan Guaranty Trust Company of New York.

     - Our obligations under each of the notes will be unconditionally guaranteed on an unsecured basis by AMB Property Corporation. See "-- Guarantees."

     - The notes will be substantially identical except possibly for currency denomination, interest, interest payment dates, maturity date, issue date and applicable redemption and repayment provisions.

     - We will not have to deposit funds into a sinking fund before the maturity date for any note.

     - We will issue the notes in fully registered, book entry form without coupons.

     The covenant provisions and events of default described under the captions "Description of Debt Securities -- Certain Covenants" and "-- Events of Default, Notice and Waiver" in the accompanying prospectus will apply to the notes. The legal defeasance and covenant defeasance provisions of the indenture described under the caption "Description of Debt Securities -- Defeasance of Debt Securities and Certain Covenants in Certain Circumstances" in the accompanying prospectus will apply to the notes.

     We will sell the notes in individual issues. We and the initial purchaser of each note will mutually agree to, among other things, the interest rate, maturity date and issue date for the note. Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in a single transaction. We will only pay interest and principal on the notes on "business days" (as defined in the Glossary).

     Unless we specify otherwise in the applicable pricing supplement, the place of payment where the principal of (and premium, if any) and interest on the notes will be payable and notes may be surrendered for the registration of transfer or exchange shall be the office of the trustee's affiliate, State Street Bank and Trust Company, at 61 Broadway, 15th Floor, New York, New York 10006; provided, however, that at our option, interest may be paid by check mailed to the address of the person entitled to the payment as the person's address appears in our security register or by wire transfer, if proper wire instructions are on file with the trustee or are received at presentment, to an account maintained by the payee located in the United States. The place where notices or demands to or upon us with respect to the notes may be served will be the Corporate Trust office of the trustee at 633 West Fifth Street, 12th Floor, Los Angeles, California 90071.

INTEREST RATE

     GENERAL

     We will pay interest (other than defaulted interest) on the interest payment dates to those who are registered holders of notes on the applicable record date as described below in "-- Fixed Rate Notes" and "-- Floating Rate Notes -- Interest Rate Reset Dates, Interest Payment Dates and Record Dates" in this prospectus supplement, except that interest payable at maturity will be payable to the person to whom principal is payable; provided that if we would have made a regular interest payment on the maturity date, a redemption date or a repayment date, we will make that regular interest payment to the holder as of the regular record date, even if it is not the same person to whom we are paying the principal amount. Cede & Co., as nominee for The Depository Trust Company, the depositary for the notes, will be the initial registered holder of the global notes. See "Description of Debt Securities -- Global Notes" in the accompanying prospectus. We will pay interest due on a redemption date, repayment date or maturity date to the same person to whom we are paying the principal amount. However, if we would have made a regular interest payment on the redemption, repayment or maturity date, we will make that regular interest payment to the registered holder as of the applicable record date, even if it is not the same person to whom we are paying the principal amount.

     If we originally issue a note between a record date and an interest payment date, we will make the first payment of interest on the interest payment date following the next record date to the registered owner on that record date.

     Unless the applicable pricing supplement specifies otherwise, payments of interest on any note on any interest payment date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding interest payment date (or from and including the date of issue if no interest has been paid or duly provided for), to, but excluding, the interest payment date, maturity date or redemption date. However, in case the interest rate on a note is reset daily or weekly, unless the applicable pricing supplement specifies otherwise, the interest payments will include interest accrued only from but excluding the record date through which interest has been paid (or from and including the date of issue, if no interest has been paid) through and including the record date next preceding the applicable interest payment date, except that the interest payment on maturity, redemption or repayment, as applicable, will include interest accrued to, but excluding, that date. If any interest payment date, maturity date, repayment date or redemption date falls on a day that is not a business day, we will make the required payment of principal, premium, if any, and/or interest on the next succeeding business day as if made on the date the payment was due, and no interest will accrue on the payment for the period from and after the interest payment date, maturity date or redemption date, or repayment date, as the case may be, to the date of the payment on the next succeeding business day.

     FIXED RATE NOTES

     Fixed rate notes will bear interest at the rate specified in the applicable pricing supplement.

     Unless we specify otherwise in the applicable pricing supplement, the interest payment dates for fixed rate notes will be June 30 and December 30 of each year. If an interest payment date (or maturity or redemption date) for any fixed rate note falls on a day that is not a business day, we will pay the interest (or interest and principal) on the next business day. However, with respect to the particular interest payment period, interest on the payment will not accrue for the period from the original interest payment date (or maturity or redemption date) to the date we make the payment. We will calculate the interest based on a 360-day year of twelve 30-day months.

     Unless we specify otherwise in the applicable pricing supplement, the record date for fixed rate notes is June 15 for a June 30 interest payment date, December 15 for a December 30 interest payment date and the date that is 15 calendar days before any other interest payment date, whether or not those dates are business days.

     FLOATING RATE NOTES

     General Information. Floating rate notes will bear interest based on an index specified in the applicable pricing supplement. Unless we provide otherwise in the applicable pricing supplement, State Street Bank and Trust Company of California, N.A. will be the "calculation agent" that calculates the interest on floating rate notes.

     Each floating rate note will have the following terms, which will be set forth in the applicable pricing supplement for that note:

     - whether the floating rate note is a "regular floating rate note", a "floating rate/fixed rate note" or an "inverse floating rate note;"

     - the interest rate basis or index to be used to determine the note's interest rate;

     - the "index maturity," which means the period to maturity of the instrument or obligation on which the interest rate formula is based (for example, LIBOR may be different for one-month U.S. dollar deposits and for three-month U.S. dollar deposits; if the applicable pricing supplement for a note specifies LIBOR as the index and three months as the index maturity, we would pay interest on the note based on LIBOR for three-month U.S. dollar deposits);

     - the frequency of changes of the interest rate on the note (i.e., daily, weekly, monthly, quarterly, semi-annually or annually);

     - the dates as of which the calculation agent will determine the new interest rate, if these dates differ from those described in this prospectus supplement;

     - the dates on which the interest rate will change; and

     - the calculation agent for the notes, if State Street Bank and Trust Company of California, N.A. is not the calculation agent.

     Each floating rate note may also have the following terms, which will also be set forth in the applicable pricing supplement for that note, if applicable:

     - the "spread," which is the number of basis points that the calculation agent will add to or subtract from the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at LIBOR plus .01%, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 5.01% per year until the next date on which the interest rate changes);

     - the "spread multiplier," which is the number by which the calculation agent will multiply the interest rate determined for a particular date on which a new interest rate is determined (for example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per year, the note will bear interest at 4.50% per year until the next date on which the interest rate changes);

     - the "maximum interest rate," or the ceiling on the rate of interest that may accrue on the note during any interest period; and

     - the "minimum interest rate," or the floor on the rate of interest that may accrue during any interest period.

     Unless the applicable pricing supplement indicates otherwise, the interest rate borne by floating rate notes will be determined as follows:

     - Unless the floating rate note is designated as a "floating rate/fixed rate note" or an "inverse floating rate note" or as having an addendum attached or having "Other/Additional Provisions" (as set forth in the note or the applicable pricing supplement) apply, the floating rate note will be designated as a "regular floating rate note" and, except as described below or in the applicable pricing supplement, will bear interest at the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on such regular floating rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

     - If the floating rate note is designated as a "floating rate/fixed rate note", then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the rate determined by reference to the applicable interest rate basis or bases
       (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any. Commencing on the initial date on which the interest rate changes, the rate at which interest on such floating rate/fixed rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that (1) the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate and (2) the interest rate in effect for the period commencing on the date the fixed rate commences to the maturity date shall be the fixed interest rate, if such rate is specified in the applicable pricing supplement or, if no such fixed interest rate is specified, the interest rate in effect thereon on the day immediately preceding the date the fixed rate commences.

     - If the floating rate note is designated as an "inverse floating rate note", then, except as described below or in the applicable pricing supplement, the floating rate note will bear interest at the fixed interest rate specified in the applicable pricing supplement minus the rate determined by reference to the applicable interest rate basis or bases (1) plus or minus the applicable spread, if any, and/or (2) multiplied by the applicable spread multiplier, if any; provided, however, that, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial date on which the interest rate changes, the rate at which interest on such inverse floating rate note shall be payable shall be reset as of each date on which the interest rate changes; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial date on which the interest rate changes will be the initial interest rate.

Notwithstanding the foregoing, if a floating rate note is designated as having an addendum attached as specified on its face, the floating rate note shall bear interest in accordance with the terms described in the addendum and the applicable pricing supplement. See "-- Addendum and/or Other/Additional Provisions" in this prospectus supplement.

     The calculation agent will round all percentages resulting from any interest rate calculations to the nearest one hundred-thousandth of a percentage point, if necessary, with five millionths of a percentage point rounded upward (for example, the calculation agent will round 9.876545% to 9.87655%). The calculation agent will also round all U.S. dollar amounts used in or resulting from such calculations to the nearest cent, or in the case of foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upward).

     If you own a floating rate note, you may ask the calculation agent to provide you with the current interest rate at any time. You may also ask the calculation agent to provide you with the interest rate that will apply as of the next date on which the interest rate changes if the calculation agent has determined the rate. All interest rate determinations made by the calculation agent will, in the absence of manifest error, be conclusive and binding for all purposes.

     The following table sets forth the most common interest rate indexes that we may use, the source in which we expect the index rate to be published, the date on which a new interest rate is determined and calculation basis for notes with interest rates based on each index. The Glossary to this prospectus supplement sets out with greater specificity the procedures to determine interest rates based on each index, and we encourage you to review the Glossary provisions that describe how the calculation agent will determine the interest rate for your note.

         INDEX              PRIMARY SOURCE OF RATE      INTEREST RATE DETERMINATION DATE   CALCULATION BASIS*
         -----              ----------------------      --------------------------------   ------------------
CD Rate................  H.15(519)** under the          Second business day preceding          Actual/360
                         heading "CDs (Secondary        the date on which the interest
                         Market)"                       rate changes
CMT Rate...............  The page of the Dow Jones      Second business day preceding        Actual/Actual
                         Telerate Service specified     the date on which the interest
                         in the applicable pricing      rate changes
                         supplement under the caption
                         ". . . Treasury Constant
                         Maturities . . . Federal
                         Reserve Board Release
                         H.15 . . . Mondays Approxi-
                         mately 3:45 p.m." under the
                         column for the Designated
                         CMT Maturity Index***
Commercial Paper         H.15(519) under the heading    Second business day preceding          Actual/360
  Rate.................  "Commercial Paper -- Non-      the date on which the interest
                         financial"                     rate changes
EURIBOR................  On page 248 of Bridge          Second day on which the Trans-         Actual/360
                         Telerate, Inc. (or any         European Automated Real-time
                         successor service) or any      Gross Settlement Transfer System
                         other page as may replace      is open preceding the date on
                         page 248 on that service       which the interest rate changes
Federal Funds Rate.....  H.15(519) under the heading    Second business day preceding          Actual/360
                         "Federal Funds (Effective)"    the date on which the interest
                                                        rate changes
LIBOR..................  Page 3750 of the Dow Jones     Second business day preceding          Actual/360
                         Telerate Service               the date on which the interest
                                                        rate changes
Prime Rate.............  H.15(519) under the heading    Second business day preceding          Actual/360
                         "Bank Prime Loan"              the date on which the interest
                                                        rate changes
Treasury Rate..........  On page 56 or page 57 of       The day the federal government       Actual/Actual
                         Bridge Telerate, Inc. (or      auctions Treasury Bills for the
                         any successor service) under   week in which the date on which
                         the caption "INVESTMENT        the interest rate change falls
                         RATE"                          (generally Monday, but may be
                                                        either the following Tuesday or
                                                        the preceding Friday if Monday
                                                        is a legal holiday)

------------

  * The calculation agent will compute the interest for each day in the applicable interest period by dividing the interest rate applicable to each such day by

    - 360 ("Actual/360"), in the case of floating rate notes for which an applicable interest rate basis is the CD rate, the commercial paper rate, the federal funds rate, LIBOR, EURIBOR or the prime rate; or

    - the actual number of days in the year ("Actual/Actual"), in the case of floating rate notes for which an applicable interest rate basis is the CMT rate or the Treasury rate.

 ** "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System.

*** "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in an applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

     Interest Rate Reset Dates, Interest Payment Dates and Record Dates. The calculation agent will generally determine the initial interest rate as if the issue date of the note were a date on which the interest rate changes. Unless we specify otherwise in the applicable pricing supplement, the record date for floating rate notes is the close of business on the date that is 15 calendar days before the interest payment date, whether or not that date is a business day. The dates when the interest rate changes and interest payment dates are determined by the frequency with which we reset the interest rate, as follows:

FREQUENCY OF INTEREST RESET     INTEREST RATE RESET DATE*          INTEREST PAYMENT DATE**
---------------------------     -------------------------          -----------------------
Daily                        Each business day                 Third Wednesday of each month
                                                               or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Weekly (other than Treasury  Wednesday of each week            Third Wednesday of each month
rate-based notes)                                              or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Weekly (Treasury rate-based  Tuesday of each week              Third Wednesday of each month
notes)                                                         or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Monthly                      Third Wednesday of each month     Third Wednesday of each month
                                                               or third Wednesday of March,
                                                               June, September and December of
                                                               each year, as indicated in the
                                                               applicable pricing supplement
Quarterly                    Third Wednesday of March, June,   Third Wednesday of March, June,
                             September and December of each    September and December of each
                             year                              year
Semi Annually                Third Wednesday of the two        Third Wednesday of the two
                             months of each year that we       months of each year that we
                             specify in the applicable         specify in the applicable
                             pricing supplement                pricing supplement
Annually                     Third Wednesday of the month of   Third Wednesday of the month of
                             each year that we specify in      each year that we specify in
                             the applicable pricing            the applicable pricing
                             supplement                        supplement

------------

 * If a date on which the interest rate changes falls on a day that is not a business day, we will postpone the date on which the interest rate changes to the next business day. However, if the postponement would cause the date on which the interest rate changes for a LIBOR-based note or a EURIBOR-based note to be in the next calendar month, we will move the date on which the interest rate changes to the immediately preceding business day. For Treasury rate-based notes, if an auction date falls on the day that would be a date on which the interest rate changes, the date on which the interest rate changes will be the first business day after the auction.

** We will also pay interest on each note on the maturity date or redemption date of that note. If an interest payment date (other than the maturity date or redemption date) for a floating rate note falls on a day that is not a business day, we will postpone the interest payment date to the next business day. However, if the postponement would cause the interest payment date for a LIBOR-based note to be in the next calendar month, we will move the interest payment date to the immediately preceding business day. If the maturity date or redemption date for a floating rate note falls on a day that is not a business day, we will pay the principal and interest on the next business day, and the calculation agent will not include the interest payment date in calculating the interest due on that date.

GUARANTEES

     AMB Property Corporation will unconditionally guarantee our full and prompt payment of the principal of, premium, if any, and interest on each of the notes when they become due and payable. The guarantees of each of the notes by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and to all of the indebtedness of its subsidiaries. See "Risk Factors -- Ranking of the Notes" in this prospectus supplement; "Description of Debt Securities -- Guarantees" and "Description of Debt Securities -- Merger, Consolidation or Sale of Assets" in the accompanying prospectus.

REDEMPTION AND REPAYMENT

     REDEMPTION AT OUR OPTION

     We may not redeem any note prior to its maturity date unless, in the applicable pricing supplement for the note, it either:

     - identifies a redemption commencement date after which we may redeem the note at our option at any time; or

     - identifies a stated redemption date or dates on which we may redeem the notes at our option.

     If we specify in the applicable pricing supplement that we have the right to redeem your note on or after a certain redemption commencement date, then we may redeem the note, in whole or in part, at any time after that date by giving the registered holder of the note at least 30 but not more than 60 calendar days' notice. The note's redemption date will be the date on which the note is actually redeemed. We will redeem the note at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The redemption price will be an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a note shall decline at each anniversary of the redemption commencement date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid principal amount to be redeemed.

     If we specify in the applicable pricing supplement for your note that we have the right to redeem that note on a specified date or dates, then the note may be redeemed or repurchased in whole or in part on the specified date or dates if we give the registered holder at least 30 but not more than 60 calendar days' notice. We will redeem global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Any feature allowing us to redeem the notes might affect the market value of the notes. Since we may be expected to redeem the notes when prevailing interest rates are relatively low, an investor might not be able to reinvest the proceeds at an effective interest rate as high as the interest rate on the note.

     REPAYMENT AT THE OPTION OF THE HOLDER

     You may not require us to repay your note prior to its maturity date unless, in the applicable pricing supplement for the note, we identify a specific optional repayment date or dates on which you may require us to repay your note at your option.

     If we specify in the applicable pricing supplement for your note that you have the right to require us to repay that note on a specified date or dates, then the note may be repaid in whole or in part in increments of $1,000 or other increments specified in the applicable pricing supplement (as long as any remaining principal is at least $1,000 or another specified minimum denomination) on the specified date or dates if the registered holder gives us at least 30 but not more than 60 calendar days' notice. The repayment price will be equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the date of repayment. We will repay global notes in accordance with the applicable depository procedures, and any notices will also be given in accordance with those procedures. Only the Depository Trust Company may exercise the repayment option in respect of global notes representing book-entry notes. Accordingly, owners of beneficial interests in global notes that desire to have all or any portion of the book-entry notes represented by the global notes repaid must instruct the participant through which they own their interest to direct the Depository Trust Company to exercise the repayment option on their behalf.

PAYMENT CURRENCY

     You must pay for the notes in the currency that we specify in the applicable pricing supplement. Currently, the United States has limited facilities to convert U.S. dollars into foreign currencies, and vice versa. However, you may establish non-U.S. dollar denominated checking or savings accounts at U.S. banks in the United States. Principal, any premium and interest on the notes is payable to you in the currency we specify in the applicable pricing supplement unless that currency is unavailable due to circumstances beyond our control. In such event, we may make payments on the note in an equivalent amount of U.S. dollars. The exchange rate agent will determine the amount of the U.S. dollar payment by using the market exchange rate for that currency on the second business day prior to the payment date or, if the market exchange rate is not then available, using the most recently available market exchange rate; provided, however, that if the specified currency is replaced by a single European currency, the payment of principal of (and premium, if any) or interest, if any, on the note denominated in the specified currency will be paid in the new single European currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Unity. The market exchange rate for a specified currency is the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Payments under these circumstances in U.S. dollars or a new single European currency will satisfy our payment obligations on the note and will not constitute a default under the indenture.

     If the specified currency is a composite currency that is unavailable due to circumstances beyond our control, then we may make payments on the note in an equivalent amount of U.S. dollars. The amount of the U.S. dollar payment shall be determined by the exchange rate agent by aggregating the U.S. dollar equivalents of each of the component currencies. The component currencies of the composite currency for this purpose will be the currency amounts that were components of the composite currency as of the last day on which the composite currency was used. The U.S. dollar equivalent of each of the component currencies shall be determined by the exchange rate agent on the basis of the most recently available market exchange rate for each component currency.

     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of the currency as a component currency shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as component currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

     All determinations referred to above made by the exchange rate agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the notes. See "Risk Factors -- Foreign Currency Risks" in this prospectus supplement. Unless we provide otherwise in the applicable pricing supplement, State Street Bank and Trust Company of California, N.A. will be the exchange rate agent.

     Unless we specify otherwise in the applicable pricing supplement, we will issue the notes:

     - in a minimum denomination of U.S. $1,000, or in integral multiples of U.S. $1,000, if the notes are denominated in U.S. dollars; or

     - in a minimum denomination equivalent to U.S. $1,000, rounded to an integral multiple of 1,000 units of the currency in which the notes are denominated, and in any larger amount in integral multiples of 1,000 units of that currency, if the notes are denominated in a currency other than U.S. dollars.

     To determine whether holders of the requisite principal amount of notes have consented to a modification or alteration of the indenture, in addition to the notes denominated in U.S. dollars, the trustee will calculate the U.S. dollar equivalent of the principal amount of notes denominated in foreign currencies. This U.S. dollar equivalent will be based on the market exchange rate for each foreign currency on the latest date for which that rate was determined on or before the date for determining the holders that may give the required consent. See "Description of Debt Securities -- Modification and Waiver" in the accompanying prospectus.

     The exchange rate agent will determine the market exchange rate for the applicable currency as of the day before we accept a purchase order for a note, and will determine the minimum denomination for that note based on that market exchange rate.

INDEXED NOTES

     We may determine the principal amount of and/or the amount of interest payable on certain of our indexed notes by reference to currencies, currency units, commodity prices, financial or non-financial indexes or other factors. We will indicate in the applicable pricing supplement if we will determine the amount of principal or interest payable in this manner. If you own indexed notes, you may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the fluctuation of the relative value, rate or price of the specified index. If applicable, we will include in the applicable pricing supplement information about how we will determine the principal amount payable at maturity, the amount of interest payable, a historical comparison of the relative value, rate or price of the specified index and the face amount of the indexed note, and certain additional United States federal income tax considerations. For particular risks relating to indexed notes, see "Risk Factors -- Risks Relating to Indexed Notes" in this prospectus supplement.

ADDENDUM AND/OR OTHER/ADDITIONAL PROVISIONS

     Any provisions with respect to the notes may be modified and/or supplemented as specified under "Other/Additional Provisions" on the face of the note or in an addendum relating to the note, if so specified on the face of the note. Any addendum or Other/Additional Provisions will be described in the applicable pricing supplement.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary supplements the summary under the heading "Certain Federal Income Tax Considerations" in the prospectus. This summary is based on the Internal Revenue Code of 1986, as amended, legislative history, administrative pronouncements and practices of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury Regulations. Future changes, legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

     This summary deals only with notes held as "capital assets" -- i.e., generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder who receives special treatment under the federal income tax laws, except to the extent discussed under the heading "Non-United States Holders." Holders receiving special treatment include, without limitation, pension plans and other tax-exempt investors, persons who are subject to alternative minimum tax, banks, thrifts, insurance companies, real estate investment trusts, "S" corporations, expatriates, foreign corporations or partnerships, persons who are not citizens or residents of the United States, regulated investment companies, brokers, dealers or traders in securities or commodities, persons whose functional currency is other than the United States dollar and persons who hold notes as part of a straddle, hedging or conversion transaction. This summary also assumes that a taxpayer obtains any necessary consent of the Internal Revenue Service before changing a method of accounting. This summary also does not deal with holders other than original purchasers of notes, except where otherwise specifically noted.

     State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, WE CAN GIVE NO ASSURANCE THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF NOTES. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OWNERSHIP OF PARTICULAR NOTES, WHERE APPLICABLE, WILL BE SUMMARIZED IN THE APPLICABLE PRICING SUPPLEMENT FOR SUCH NOTES. BEFORE YOU PURCHASE ANY NOTES, YOU SHOULD CONSULT YOUR TAX ADVISOR ABOUT HOW THE UNITED STATES FEDERAL INCOME TAX LAW OR ANY OTHER LAWS, INCLUDING ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS, WILL APPLY TO YOUR PARTICULAR SITUATION.

     As used in this section, you are a "United States holder" if you are a beneficial owner of a note who or which is, for United States federal income tax purposes, either:

     - a citizen or resident of the United States,

     - a corporation or partnership created or organized in or under the laws of the United States or any state or political subdivision thereof, including the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation regardless of its source, or

     - a trust (1) the administration over which a United States court can exercise primary supervision and (2) all of the substantial decisions of which one or more United States persons have the authority to control, and other types of trusts considered United States persons for federal income tax purposes.

     In addition, some trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to be treated as United States persons, shall be considered United States holders.

     If you hold a note and are not a United States holder, you are a "non-United States holder."

UNITED STATES HOLDERS

     TAXATION OF INTEREST

     The taxation of interest on a note depends on whether it constitutes "qualified stated interest," as defined below. Interest on a note that constitutes qualified stated interest can be included in a United States holder's income as ordinary interest income when actually or constructively received, if such holder uses the cash method of accounting for United States federal income tax purposes, or when accrued, if such holder uses an accrual method of accounting for United States federal income tax purposes. Interest that does not constitute qualified stated interest is included in a United States holder's income under the rules described below under "Original Issue Discount," regardless of such holder's method of accounting. Notwithstanding the foregoing, interest that is payable on a short-term note is included in a United States holder's income under the rules described below under "short-term notes." A short-term note is a note with a maturity of one year or less from its issue date.

          FIXED RATE NOTES

     Interest on a fixed rate note will constitute "qualified stated interest" if the interest is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate.

          FLOATING RATE NOTES

     Interest on a floating rate note that is unconditionally payable, or will be constructively received under Section 451 of the Internal Revenue Code, in cash or in property (other than debt instruments issued by us) at least annually will constitute qualified stated interest if the note is a variable rate debt instrument under the rules described below and the interest is payable at a single "qualified floating rate" or a single "objective rate," as each term is defined below. If the note is a variable rate debt instrument but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See "Original Issue
Discount -- Floating Rate notes that are Variable Rate Debt Instruments," below.

          DEFINITION OF VARIABLE RATE DEBT INSTRUMENT, QUALIFIED FLOATING RATE AND OBJECTIVE RATE

     A note is a variable rate debt instrument if all of the four following conditions are met. First, the "issue price," as defined below, of the note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) or (ii) 15% of the total noncontingent principal payments.

     Second, the note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

     Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

     Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

     Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in United States dollars. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple (i.e., a spread multiplier) that is greater than 0.65, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate (i.e., a spread). If the variable rate equals the product of an otherwise qualified floating rate and a single spread multiplier greater than 1.35 or less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

     Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Internal Revenue Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

     If interest on a note is stated at a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

     ORIGINAL ISSUE DISCOUNT

     Original Issue Discount with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price at maturity" is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

     As described more fully below, United States holders of notes with Original Issue Discount that mature more than one year from their issue date generally will be required to include such Original Issue Discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A United States holder's tax basis in a note is increased by each accrual of Original Issue Discount and decreased by each payment other than a payment of qualified stated interest.

     The amount of Original Issue Discount with respect to a note will be treated as zero if the Original Issue Discount is less than an amount equal to
 .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of Original Issue Discount with respect to a note is less than that amount, the Original Issue Discount that is not included in payments of stated interest is generally included in income as capital gain as principal payments are made. The amount of a principal payment that will be included equals the product of the total amount of Original Issue Discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

          FIXED RATE NOTES

     With respect to a fixed rate note, the amount of Original Issue Discount that will be included in a United States holder's income for any taxable year is determined under the constant yield method, as follows. First, the note's "yield to maturity" is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note (including payments of qualified stated interest), produces an amount equal to the note's issue price. The yield to maturity is constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

     Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

     Third, the total amount of Original Issue Discount on the note is allocated among accrual periods. In general, the Original Issue Discount allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of Original Issue Discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note, other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of Original Issue Discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under the heading "Premium and Acquisition Premium."

     Fourth, the "daily portions" of Original Issue Discount are determined by allocating to each day in an accrual period its ratable portion of the Original Issue Discount allocable to the accrual period.

     A United States holder includes in income in any taxable year the daily portions of Original Issue Discount for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, United States holders will be required to include in income increasingly greater amounts of Original Issue Discount in successive accrual periods.

          FLOATING RATE NOTES THAT ARE VARIABLE RATE DEBT INSTRUMENTS

     The taxation of Original Issue Discount (including interest that does not constitute qualified stated interest) on a floating rate note will depend on whether the note is a "variable rate debt instrument," as defined above under the heading "Taxation of Interest -- Definition of Variable Rate Debt Instrument, Qualified Floating Rate and Objective Rate."

     In the case of a variable rate debt instrument that provides for qualified stated interest, the amount of qualified stated interest and the amount of Original Issue Discount, if any, that will be included in income during a taxable year are determined under the rules applicable to fixed rate notes (described above) by assuming that the variable rate is a fixed rate equal to
(i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

     If a note that is a variable rate debt instrument does not provide for interest at a single variable rate as described above, the amount of interest and Original Issue Discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

     First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

     Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

     Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

     Fourth, determine the amount of qualified stated interest and Original Issue Discount for the equivalent fixed rate debt instrument under the rules described above for fixed rate notes. These amounts are taken into account as if the United States holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount -- Fixed Rate Notes," above.

     Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or Original Issue Discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

          FLOATING RATE NOTES THAT ARE NOT VARIABLE RATE DEBT INSTRUMENTS

     Contingent notes are floating rate notes that are not variable rate debt instruments. They will be taxable under the rules applicable to contingent payment debt instruments, as follows. First, we are required to determine, as of the issue date, the comparable yield for the contingent note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the contingent note), but not less than the applicable federal rate announced monthly by the Internal Revenue Service. In certain cases where contingent notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the contingent note, without proper evidence to the contrary, is presumed to be the applicable federal rate.

     Second, solely for tax purposes, we construct a projected schedule of payments for the contingent note. The projected schedule of payments is determined under the rules applicable to contingent payment debt instruments. This projected schedule is determined as of the issue date and generally remains in place throughout the term of the contingent note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The projected schedule must produce the comparable yield determined as set forth above. Otherwise, the projected schedule must be adjusted under the rules applicable to contingent payment debt instruments.

     Third, under the usual rules applicable to Original Issue Discount and based on the Schedule, the interest income on the contingent note for each accrual period is determined by multiplying the comparable yield of the contingent note (adjusted for the length of the accrual period) by the contingent note's adjusted issue price at the beginning of the accrual period (determined under the rules applicable to contingent payment debt instruments). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States holder held the contingent note.

     Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules applicable to contingent payment debt instruments, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary loss.

     We are required to provide each holder of a contingent note with the schedule described above. If we do not create such a schedule or the schedule is unreasonable, a United States holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States holder must make such disclosure on a statement attached to the United States holder's timely filed federal income tax return for the taxable year in which the contingent note was acquired.

     In general, any gain realized by a United States holder on the sale, exchange or retirement of a contingent note is interest income. In general, any loss on a contingent note accounted for under the method described above is ordinary loss to the extent it does not exceed the holder's prior interest inclusions on the contingent note (net of negative adjustments). Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note.

       OTHER RULES

     Certain notes having Original Issue Discount may be redeemed prior to maturity or may be repayable at the option of the holder. These notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of Original Issue Discount. Before you purchase such a note with a redemption feature you should consult your tax advisor with respect to this feature since the tax consequences with respect to Original Issue Discount will depend, in part, on the particular terms and the particular features of the purchased note.

     The Treasury Regulations relating to the tax treatment of Original Issue Discount contain certain language ("aggregation rules") stating in general that, with some exceptions, if more than one type of note is issued in connection with the same transaction or related transactions, the notes may be treated as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any Original Issue Discount. Unless otherwise provided in the applicable prospectus supplement, we do not expect to treat different types of notes as being subject to the aggregation rules for purposes of computing Original Issue Discount.

     MARKET DISCOUNT

     If a United States holder acquires a note having a maturity date of more than one year from the date of its issuance and has a tax basis in the note that is, in the case of a note that does not have Original Issue Discount, less than its stated redemption price at maturity, or, in the case of a note that has Original Issue Discount, less than its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than .0025 multiplied by the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

     Under the market discount rules of the Internal Revenue Code, a United States holder is required to treat any principal payment (or, in the case of a note that has Original Issue Discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If such note is disposed of by the United States holder in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income by the United States holder as if the holder had sold the note at its then fair market value.

     In general, the amount of market discount that has accrued is determined on a ratable basis. A United States holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

     With respect to notes with market discount, a United States holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. A United States holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the United States holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is less than the contingent note's adjusted issue price (determined under special rules applicable to contingent payment debt instruments). Accordingly, before you purchase the contingent notes you should consult with your tax advisor regarding the application of the rules to the contingent notes.

     PREMIUM AND ACQUISITION PREMIUM

     If a United States holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any Original Issue Discount in income. Generally, a United States holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above, over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the United States holder will exercise or not exercise its redemption rights in a manner that maximizes the United States holder's yield. A United States holder who elects to amortize bond premium must reduce the holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

     If a United States holder purchases a note issued with Original Issue Discount at an "acquisition premium," the amount of Original Issue Discount that the United States holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's adjusted issue price.

     If a note is purchased at an acquisition premium, the United States holder reduces the amount of Original Issue Discount that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of Original Issue Discount otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

     As an alternative to reducing the amount of Original Issue Discount that otherwise would be included in income by this fraction, the United States holder may elect to compute Original Issue Discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

     In lieu of the foregoing rules, different rules apply in the case of contingent notes where a holder's tax basis in a contingent note is greater than the contingent note's adjusted issue price, as determined under the rules applicable to contingent payment debt instruments. Accordingly, prospective purchasers of contingent notes should consult with their tax advisors with respect to the application of the rules to contingent notes.

     SHORT-TERM NOTES

     In the case of a short-term note, no interest is treated as qualified stated interest, and therefore all interest is included in Original Issue Discount. United States holders that report income for federal income tax purposes on an accrual method and certain other United States holders, including banks and dealers in securities, are required to include Original Issue Discount in income on the short-term notes on a straight-line basis, unless an election is made to accrue the Original Issue Discount according to a constant yield method based on daily compounding.

     Any other United States holder of a short-term note is not required to accrue Original Issue Discount for federal income tax purposes, unless it elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a United States holder that is not required, and does not elect, to include Original Issue Discount in income currently, any gain realized on the sale, exchange or retirement of a short-term note is ordinary income to the extent of the Original Issue Discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States holders that are not required, and do not elect, to include Original Issue Discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a short-term note in an amount not exceeding the deferred interest income with respect to the short-term note (which includes both the accrued Original Issue Discount and accrued interest that are payable but that have not been included in gross income), until the deferred interest income is realized. A United States holder of a short-term note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than Original Issue Discount. Acquisition discount is the excess of the stated redemption price at maturity of the short-term note over the United States holder's basis in the short-term note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the Internal Revenue Service. A United States holder's tax basis in a short-term note is increased by the amount included in the holder's income on the note.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     United States holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, Original Issue Discount, market discount, de minimis Original Issue Discount, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under the heading "Original Issue Discount." This election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, this election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the United States holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States holder's tax basis in a note will be increased by each accrual of the amounts treated as Original Issue Discount under the constant yield election described in this paragraph.

     EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

     If so specified in an applicable prospectus supplement relating to a note, we or a holder may have the option to extend the maturity of or renew the note. In addition, we may have the option to reset the interest rate, the spread or the spread multiplier with respect to a note. The treatment of a United States holder of notes to which these options apply will depend, in part, on the terms we establish for the notes pursuant to the exercise of the option by us or a holder. Upon the exercise of any such option, the United States holder of the notes may be treated for federal income tax purposes as having exchanged the notes for new notes with revised terms. If the holder is treated as having exchanged the notes for new notes, the exchange may be treated as either a taxable exchange or a tax-free recapitalization.

     Final Treasury regulations under Section 1001 of the Internal Revenue Code, published on June 26, 1996, generally provide that the exercise of an option provided to an issuer or a holder to change a term of a debt instrument (such as the maturity or the interest rate) in a manner such as that contemplated for extendible notes, renewable notes and reset notes will create a deemed exchange of the old notes for new notes if the exercise modifies the terms to a degree that is "economically significant." With respect to certain types of debt instruments, under the Section 1001 regulations a deemed exchange for tax purposes occurs if the exercise of such an option alters the annual yield of the debt instrument by more than the greater of (i) 25 basis points or (ii) 5 percent of the annual yield of the debt instrument prior to modification. The exercise of an option that changes the timing of payments under a debt instrument creates a deemed exchange under the Section 1001 regulations (whether or not the annual yield is altered) if there is a "material deferral" of scheduled payments. In this connection, the Section 1001 regulations generally provide that a deferral of scheduled payments within a safe-harbor period which begins on the original due date for the first deferred payment and extends for a period not longer than the lesser of five years or 50 percent of the original term of the debt instrument will not be considered to be a material deferral.

     If the exercise of the option by us or a holder is not treated as an exchange of the old notes for new notes, no gain or loss will be recognized by a United States holder as a result thereof. If the exercise of the option is treated as a taxable exchange of the old notes for new notes, a United States holder will recognize gain or loss equal to the difference between the issue price of the new notes and the holder's tax basis in the old notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss will be recognized by a United States holder as a result thereof and gain, if any, will be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. The term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether the legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment.

     The presence of these options may also affect the calculation of interest income and Original Issue Discount, among other things. For purposes of determining the yield and maturity of a note, if we have an unconditional option or combination of options to require payments to be made on the note under an alternative payment schedule or schedules (e.g., an option to extend or an option to redeem the note at a fixed premium), we will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the note. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise the option or combination of options in a manner that maximizes the yield on the note. If both we and the holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of the option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of Original Issue Discount, the yield and maturity of the note are redetermined by treating the note as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date. As described under the heading "Original Issue
Discount -- Floating Rate Notes that are not Variable Rate Debt Instruments," depending on the terms of the options described above, the presence of these options may instead cause the notes to be taxable as contingent notes.

     THE FOREGOING DISCUSSION OF EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES IS PROVIDED FOR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ADDITIONAL TAX CONSIDERATIONS MAY ARISE FROM THE OWNERSHIP OF THE NOTES IN LIGHT OF THE PARTICULAR FEATURES OR COMBINATION OF FEATURES OF THE NOTES AND, ACCORDINGLY, BEFORE YOU PURCHASE THE NOTES, YOU ARE URGED AND EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP OF THE NOTES.

     INTEGRATION OF NOTES WITH OTHER FINANCIAL INSTRUMENTS

     Any United States holder of notes that also acquires or has acquired any financial instrument which, in combination with the notes, would permit the calculation of a single yield to maturity or could generally constitute a variable rate debt instrument of an equivalent term, may in certain circumstances treat the notes and the financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining Original Issue Discount, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the rules applicable to contingent payment debt instruments, the Internal Revenue Service may require in certain circumstances that a United States holder who owns notes integrate the notes with a financial instrument held or acquired by the holder or a related party. If you are a United States holder, you should consult your tax advisor as to such possible integration.

     SALE OR EXCHANGE OF NOTES

     A United States holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon the sale or exchange and the United States holder's adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by Original Issue Discount, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payments of qualified stated interest and by any premium that the United States holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the United States holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss if the note was held as a capital asset, except as provided under "-- Market Discount," "-- Short-Term Notes" and "Original Issue Discount -- Floating Rate Notes that are not Variable Rate Debt Instruments." Special rules apply in determining the tax basis of a contingent note and the amount realized on the retirement of a contingent note. For non-corporate taxpayers, capital gain realized on the disposition of an asset (including a note) held for more than one year is taxed at a maximum rate of 20%. Capital gain on the disposition of an asset (including a note) held for not more than one year is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-UNITED STATES HOLDERS

     PAYMENT OF INTEREST

     Interest paid by us to a non-United States holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such non-United States holder and such non-United States holder:

     - does not actually or constructively own 10% of our capital or profits;

     - is not a "controlled foreign corporation" (within the meaning of the Internal Revenue Code), with respect to which we are a "related person" within the meaning of the Internal Revenue Code; and

     - certifies, under penalties of perjury, that it is not a United States person and provides its name and address in an appropriate form (currently Internal Revenue Service Form W-8) to us or our paying agent (or a security clearing organization, bank or other financial institution that holds the notes on behalf of such non-United States holder in the ordinary course of its trade or business certifies on behalf of the non-United States holder that it has received such certification from the holder and provides a copy to us or our paying agent).

     If you are not qualified for an exemption under these rules, interest income (including Original Issue Discount) may be subject to withholding tax at the rate of 30% (or any lower applicable treaty rate). The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently Internal Revenue Service Form 4224), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax).

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules with respect to non-United States holders. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. In addition, the final regulations will replace a number of current tax certification forms (including Internal Revenue Service Form W-8 and Internal Revenue Service Form 4224, discussed above) with a single, revised Internal Revenue Service Form W-8 (which, in certain circumstances, requires information in addition to that previously required). The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules.

     SALE OR EXCHANGE OF NOTES

     If you are a non-United States holder, you will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a note unless any of the following is true:

     - your investment in the notes is effectively connected with a United States trade or business that is conducted by you;

     - if you are a non-United States holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which such sale, redemption or other disposition takes place and certain other requirements are met; or

     - you are subject to provisions of United States tax law applicable to certain United States expatriates.

     If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, you may also be subject to a 30% branch profits tax).

BACKUP WITHHOLDING AND INFORMATION REPORTING

     UNITED STATES HOLDERS

     We will, where required, report to the United States holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable Treasury regulations, a United States holder of a note may be subject to backup withholding at the rate of 31% with respect to payments made on the notes as well as proceeds from the disposition of the notes unless the holder:

     - is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or

     - provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

The payor will be required to deduct and withhold the prescribed amounts if:

     - the payee fails to furnish a taxpayer identification number to the payor in the manner required by the Internal Revenue Code and applicable Treasury regulations,

     - the Internal Revenue Service notifies the payor that the taxpayer identification number furnished by the payee is incorrect,

     - there has been a "notified payee underreporting" described in section 3406(c) of the Internal Revenue Code, or

     - there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Internal Revenue Code.

In this event, the payor will be required to withhold an amount equal to 31% from any interest payment made with respect to the United States holder's notes and any payment to the United States holder of proceeds of a taxable sale or exchange of the notes. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the United States holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A United States holder of the notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

     NON-UNITED STATES HOLDERS

     No backup withholding or information reporting will generally be required with respect to interest on the notes paid to non-United States holders if the beneficial owner of the note provides a statement described above in "Non-United States Holders -- Payment of Interest" or the holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), unless the broker:

     - is a United States person,

     - is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or

     - is a controlled foreign corporation for United States federal income tax purposes.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in any of the bullet points immediately above will not be subject to backup withholding tax but will be subject to information reporting requirements unless the broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in "Non-United States Holders -- Payment of Interest" or otherwise establishes an exemption.

     If you are a non-United States holder of the notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payment to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

NEW LEGISLATION

     AMB Property Corporation is a real estate investment trust. Recently legislation was enacted that modifies some of the rules that apply to real estate investment trusts. Specifically, the legislation includes a provision that limits a real estate investment trust's ability to own more than 10% by vote or value of the stock of another corporation. As discussed in the prospectus under the heading "Certain Federal Income Tax
Considerations -- Taxation of the Company -- Asset Tests," a real estate investment trust cannot currently own more than 10% of the outstanding voting securities of any one issuer. The legislation allows a real estate investment trust to own any percentage of the voting stock and value of a taxable real estate investment trust subsidiary, provided all of a real estate investment trust's taxable real estate investment trust subsidiaries do not represent more than 20% of the real estate investment trust's total assets and at least 75% of the real estate investment trust's total assets are real estate assets or other qualifying assets. This legislation may require us to restructure our interest in each of our preferred stock subsidiaries because AMB Property Corporation (by virtue of its ownership interests in us) is considered to own more than 10% of the value of each of the preferred stock subsidiaries. See the discussion in the accompanying prospectus under the heading "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Purpose, Business and Management" for a discussion of our preferred stock subsidiaries. Additionally, the legislation includes a provision that prevents a taxable real estate investment trust subsidiary from deducting interest on debt funded directly or indirectly by a real estate investment trust if certain tests regarding the taxable real estate investment trust subsidiary's debt to equity ratio and interest expense are satisfied. The legislation also includes a provision that reduces the real estate investment trust distribution requirement from 95% to 90% of a real estate investment trust's taxable income. See the discussion in the prospectus under the heading "Certain Federal Income Tax
Considerations -- Taxation of the Company -- Annual Distribution Requirements." The provisions discussed above are generally effective for taxable years ending after December 31, 2000. In addition, the legislation includes a provision that provides transition rules to allow corporations, like the preferred stock subsidiaries, to convert into "taxable real estate investment trust subsidiaries" tax-free.

     The Treasury Department recently published temporary regulations that include rules that are similar to the rules set forth in Internal Revenue Service Notice 88-19. See the discussion in the prospectus under the heading "Certain Federal Income Tax Considerations -- Taxation of the Company." The temporary regulations provide that a real estate investment trust must file an election to be subject to the rules of Section 1374 of the Internal Revenue Code and regulations thereunder with respect to the net built-in-gain of C corporation assets that become assets of a real estate investment trust by the qualification of the C corporation as a real estate investment trust or by the transfer of the assets of a C corporation to a real estate investment trust in a transaction in which the assets have a carryover basis in the hands of the real estate investment trust if the C corporation is to avoid the recognition of any gain arising from such qualification or transaction.

OTHER TAX CONSEQUENCES

     You may be required to pay tax in various state or local jurisdictions, including those in which you reside. Your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, before you purchase any notes, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in the notes.

     THE PREVIOUS DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY, AND IS NOT TAX ADVICE. ACCORDINGLY, BEFORE YOU PURCHASE ANY NOTES, YOU ARE URGED AND EXPECTED TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, LOCAL, FOREIGN, OR OTHER JURISDICTION.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

     We are offering the medium-term notes on a continuing basis through Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., which we refer to individually as an "agent" and, together, as the "agents," who have agreed to use their reasonable best efforts to solicit offers to purchase notes. Each agent may reject, in whole or in part, any offer it solicited to purchase the notes. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these notes resulting from a solicitation that agent made or an offer to purchase that agent received, a commission ranging from .125% to .750% of the initial offering price of the notes to be sold, depending on the maturity of the notes. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

     We reserve the right to sell the notes directly on our own behalf in jurisdictions where we and our employees are or may become registered or qualified to do so or in transactions in which they are exempt from having to register or qualify. We will not pay commissions on any sales we make directly. We may sell the notes through one or more additional agents or directly to one or more underwriters for resale to the public. In addition, we may offer other debt securities from time to time as described in the accompanying prospectus. Our sale of other debt securities may reduce the principal amount of the notes which may be offered by this prospectus supplement and the accompanying prospectus.

     We may also sell the notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

     Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act or to contribute to payments made in respect of those liabilities. We have agreed to reimburse the agents for specified expenses.

     Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange, but have been advised by the agents that they intend to make a market in the notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes. See "Risk Factors -- Absence of Market for the Notes" in this prospectus supplement.

     In order to facilitate the offering of the notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the agents may over-allot in connection with any offering of the notes, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the agents may bid for, and purchase, the notes in the open market. Finally, in any offering of the notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering of the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

     In the ordinary course of their respective businesses, certain of the agents and their affiliates have provided various financial advisory and other general financing and banking services to us and AMB Property Corporation and their respective affiliates, for which they have received customary compensation. The agents and their affiliates may continue to provide these or similar services in the future. Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our $500 million credit facility. J.P. Morgan Securities Inc. and Banc of America Securities LLC are the joint lead arrangers and joint bookmanagers under the credit facility. Bank of America, N.A. is the syndication agent and a lender under the credit facility. The Chase Manhattan Bank is the documentation agent and a lender under the credit facility and Bank One, NA is the managing agent and a lender under the credit facility. To the extent the proceeds of an offering of the notes are used to repay borrowings under our credit facility, one or more of the agents may receive a portion of those proceeds. It is possible that 10% or more of the net proceeds of an offering of notes will be applied to the repayment of a loan or loans made to us by one or more of the agents. Under the Conduct Rules of the National Association of Securities Dealers, Inc., special considerations apply to a public offering of securities where more than 10% of the net proceeds will be paid to a participating underwriter of any of its affiliates. Therefore, any such offering will be conducted pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. Daniel H. Case III, a director of AMB Property Corporation, is an employee of Chase Securities, Inc.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for us, including the validity of the issuance of the notes, by Latham & Watkins, San Francisco, California and by Tamra D. Browne, Esq., our General Counsel. Certain legal matters will be passed upon for the agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for AMB Property Corporation, as our general partner, by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

                                    GLOSSARY

     "business day" means any day, other than a Saturday or Sunday:

     - that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) for notes denominated in a specified currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney;

     and

     - for notes denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is operating.

     "Calculation Date" means, unless we specify otherwise in the applicable pricing supplement, the earlier of (i) the tenth calendar day after each date on which a new interest rate is determined, or, if the tenth calendar day is not a business day, the next succeeding business day, or (ii) the business day immediately before the applicable interest payment date, maturity date or redemption date.

     "CD rate" means, for any interest rate determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures will be followed if the CD rate cannot be determined as described above:

     - If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest rate determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest rate determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

     - If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest rate determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

     - If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate will remain the CD rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "CMT rate" means, for any interest rate determination date, the rate displayed on the Designated CMT Telerate Page, as defined below, under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

          (1) the rate on that interest rate determination date, if the Designated CMT Telerate Page is 7051; and

          (2) the week or the month, as applicable, ended immediately preceding the week in which the related interest rate determination date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures will be followed if the CMT rate cannot be determined as described above:

     - If that rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     - If the rate described in the immediately preceding sentence is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the interest rate determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     - If the information described in the immediately preceding sentence is not provided by 3:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date, reported, according to their written records, by three leading primary United States government securities dealers, which we refer to as a "reference dealer," in The City of New York, which may include an agent or other affiliates of ours, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as "Treasury notes," with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

     - If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding sentence, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest rate determination date of three reference dealers in The City of New York, selected using the same method described in the immediately preceding sentence, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000.

     - If three or four (and not five) of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

     - If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate will be the CMT rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "commercial paper rate" means, for any interest rate determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

     The following procedures will be followed if the commercial paper rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest rate determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

     - If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest rate determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

     - If the dealers selected by the calculation agent are not quoting as mentioned above, the commercial paper rate for that interest rate determination date will remain the commercial paper rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     The "money market yield" will be a yield (expressed as a percentage) calculated in accordance with the following formula:

                            D X 360
money market yield   =   -------------  X 100
                         360 - (D X M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) that we specify in the applicable pricing supplement with respect to which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or a successor service) on the page designated in the applicable pricing supplement (or any other page as may replace the page on that service) for the purpose of displaying treasury constant maturities as reported in H.15(519). If we do not specify the page in the applicable pricing supplement, the Designated CMT Telerate Page will be page 7052, or its successor, for the most recent week.

     "Designated LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

     "Designated LIBOR Page" means (1) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (2) if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the pricing supplement (or any other page as may replace the page on the service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

     "EURIBOR" means, for any interest rate determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Bridge Telerate, Inc., or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

     The following procedures will be followed if the rate cannot be determined as described above:

     - If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest rate determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

     - If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     - If the banks so selected by the calculation agent are not quoting as mentioned in the previous bullet point, the EURIBOR rate in effect for the applicable period will be the same as EURIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest will be the initial interest rate.

     "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

     "federal funds rate" means, for any interest rate determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

     The following procedures will be followed if the federal funds rate cannot be determined as described above:

     - If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest rate determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

     - If that rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest rate determination date.

     - If the brokers selected by the calculation agent are not quoting as mentioned above, the federal funds rate relating to that interest rate determination date will remain the federal funds rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve System.

     "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     "index currency" means the currency specified on the face hereof as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified on the face hereof, the index currency will be U.S. dollars.

     "index maturity" is defined in "Description of Notes -- Floating Rate Notes" in this prospectus supplement.

     "LIBOR" means, initially or for any date on which the interest rate changes, the rate determined by the calculation agent as follows:

     As of the interest rate determination date, LIBOR will be either:

     - if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in the index currency having the Index Maturity designated on the face hereof, commencing on the second London banking day immediately following that interest rate determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest rate determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

     - if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the index currency having the Index Maturity designated on the face hereof, commencing on the second London banking day immediately following that interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest rate determination date.

     - If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified on the face hereof, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Telerate" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Operating Partnership, to provide the Calculation Agent with its offered quotation for deposits in the index currency for the period of the Index Maturity specified on the face hereof commencing on the second London banking day immediately following the interest rate determination date or, if pounds sterling is the index currency, commencing on that interest rate determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest rate determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If at least two quotations are provided, LIBOR determined on that interest rate determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the Calculation Agent, after consultation with the Operating Partnership, for loans in the index currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

     - If the banks so selected by the Calculation Agent are not quoting as mentioned in the previous bullet point, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on Bridge Telerate Inc., or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

     "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

     "prime rate" means, for any interest rate determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

     The following procedures will be followed if the prime rate cannot be determined as described above:

     - If the rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest rate determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

     - If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest rate determination date.

     - If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest rate determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest rate determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

     - If the banks selected are not quoting as mentioned above, the prime rate will remain the prime rate for the immediately preceding period between the interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     "Treasury rate" means:

     - the rate from the auction held on the applicable interest rate determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57," or

     - if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the
       H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

     - if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury, or

     - in the event that the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest rate determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

     - if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/ Treasury Bills/Secondary Market," or

     - if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest rate determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest rate determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

     - if the dealers selected by the calculation agent are not quoting as mentioned in the sixth bullet point, the Treasury rate for the immediately preceding period between interest rate changes, or, if there was no period immediately preceding, the rate of interest payable will be the initial interest rate.

     The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                                D X N
bond equivalent yield   =   -------------  X 100
                            360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

PROSPECTUS
                                  $600,000,000
                            AMB PROPERTY CORPORATION
                         Common Stock, Preferred Stock,
                         Depositary Shares and Warrants

                                  $400,000,000
                                   Guarantees

                               AMB PROPERTY, L.P.
                                Debt Securities
                            ------------------------

     AMB Property Corporation may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $600,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale):

     - shares of common stock, $.01 par value per share;

     - shares of preferred stock, $.01 par value per share;

     - shares of preferred stock represented by depositary shares; and

     - warrants to purchase common stock or preferred stock.

     AMB Property, L.P. may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale). AMB Property Corporation may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol "AMB." On December 16, 1998, the last reported sales price of our common stock on the New York Stock Exchange was $21 5/8 per share.
                            ------------------------

     To facilitate maintenance of our qualification as a Real Estate Investment Trust (a "REIT") for federal income tax purposes, subject to certain exceptions, we prohibit the ownership, actually or constructively, by any single person of more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our common stock and more than 9.8% (by value or number of shares, whichever is more restrictive) of the issued and outstanding shares of our Series A Preferred Stock. We will also prohibit, subject to certain exceptions, the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 17, 1998

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE SUPPLEMENT TO THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES, EVEN THOUGH THIS PROSPECTUS OR A SUPPLEMENT IS DELIVERED OR SECURITIES ARE SOLD ON A LATER DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Incorporation Of Certain Documents By Reference.............    2
Forward Looking Statements..................................    3
The Company.................................................    4
Use Of Proceeds.............................................    4
Ratios Of Earnings to Fixed Charges And Preferred Dividends
  and Distributions.........................................    4
Description Of Debt Securities..............................    5
Description Of Common Stock.................................   20
Description Of Preferred Stock..............................   21
Description Of Depositary Shares............................   34
Description Of Warrants.....................................   37
Restrictions On Ownership And Transfer Of Capital Stock.....   38
Certain Provisions Of Maryland Law And Of Our Charter And
  Bylaws....................................................   40
Description Of Certain Provisions Of The Partnership
  Agreement Of The Operating Partnership....................   43
Certain Federal Income Tax Considerations...................   54
Plan of Distribution........................................   64
Legal Matters...............................................   65
Experts.....................................................   65

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the common stock, preferred stock, depositary shares and warrants described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000 and the Operating Partnership may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or the "Company" mean AMB Property Corporation and its subsidiaries, including AMB Property, L.P. (which we refer to as the "Operating Partnership") and its subsidiaries and, with respect to the period prior to the Company's initial public offering, the Company's predecessor, AMB Institutional Realty Advisors, Inc., and certain real estate investment funds, trusts, corporations and partnerships that prior to the Company's initial public offering owned properties that they contributed to the Operating Partnership. In some instances, in order to avoid confusion between AMB Property Corporation and the Operating Partnership, we refer to AMB Property Corporation alone as the "Company." When we refer to our "Charter" we mean the Company's Articles of Incorporation, as supplemented by the Articles Supplementary establishing the terms of our 8 1/2% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"), the Articles Supplementary establishing the terms of our 8 5/8% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and the Articles Supplementary establishing the terms of our 8.75% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock"). When we refer to "Units" we mean the Operating Partnership's common units and preferred units, including the 8 1/2% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units"), the 8 5/8% Series B Cumulative Redeemable Preferred Units (the "Series B Preferred Units") and any 8 3/4% Series C Cumulative Redeemable Preferred Units (the "Series C Preferred Units"), and other partnership interests of the Operating Partnership of different classes and series with rights, preferences and privileges that the Company may determine in its capacity as general partner of the Operating Partnership.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company and the Operating Partnership file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file with the SEC at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

     - Annual Report of the Company on Form 10-K for the year ended December 31, 1997;

     - Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

     - Quarterly Reports of the Operating Partnership on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;

     - Current Report of the Company on Form 8-K filed on January 13, 1998;

     - Current Report of the Company on Form 8-K filed on July 9, 1998;

     - Current Report of the Company on Form 8-K filed on December 2, 1998;

     - Current Report of the Operating Partnership on Form 8-K filed on December 2, 1998;

     - the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on October 28, 1997;

     - the description of the Company's Series A Preferred Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on July 14, 1998;

     - the report, financial statements and financial statement schedule for the Operating Partnership from our Registration Statement on Form S-11 (No. 333-49163);

     - the report, financial statements and financial statement schedule for the AMB Contributed Properties from our Registration Statement on Form S-11 (No. 333-49163);

     - the reports and financial statements for the Boston Industrial Portfolio, the Jamesburg Property, Orlando Central Park, Totem Lake Malls, Dallas Warehouse Portfolio (Garland Industrial Portfolio), Twin Cities Office/Showroom Portfolio (Minnetonka Industrial Portfolio), Crysen Corridor Warehouse, Cabot Industrial Portfolio, Cabot Business Park, Manhattan Village Shopping Center, Weslayan Plaza and Silicon Valley R&D Portfolio from our Registration Statement on Form S-11 (No. 333-58107); and

     - all documents filed by either the Company or the Operating Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

     To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write AMB Property Corporation, 505 Montgomery Street, San Francisco, CA, Attention: Secretary (415/394-9000).

     You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                           FORWARD LOOKING STATEMENTS

     Some of the information included and incorporated by reference in this prospectus contains forward-looking statements, such as those pertaining to our (including certain of our subsidiaries') capital resources, portfolio performance and results of operations. Likewise, the pro forma financial statements and other pro forma information contained or incorporated by reference in this prospectus also contain forward-looking statements. In addition, all statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. There is no assurance that the events or circumstances reflected in forward-looking statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to such activities), our failure to qualify and maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulations, legislation, population changes and certain other matters discussed in this prospectus and the applicable prospectus supplement, including under the heading "Risk Factors" in the prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only.

                                  THE COMPANY

     We are one of the largest publicly-traded real estate companies in the United States. As of November 30, 1998, we owned 587 industrial buildings located in 26 markets throughout the United States, including 40 industrial buildings acquired since September 30, 1998, and 38 retail centers located in 16 markets throughout the United States, including one center acquired since September 30, 1998. As of September 30, 1998, our industrial buildings, principally warehouse distribution properties, encompassed approximately 53.1 million rentable square feet and, as of the same date, were 95.9% leased to over 1,500 tenants. As of September 30, 1998, our retail centers, principally grocer-anchored community shopping centers, encompassed approximately 6.9 million rentable square feet and, as of the same date, were 94.8% leased to over 900 tenants. We own substantially all of our assets, and conduct substantially all of our business, through the Operating Partnership and its subsidiaries.

     We are engaged in the business of acquiring and operating industrial buildings and community shopping centers in target markets nationwide. We are led by Hamid R. Moghadam, our Chief Executive Officer and one of our three founders. Douglas D. Abbey and T. Robert Burke, our other two founders, also play active roles in our operations as the Chairman of our Investment Committee and the Chairman of our Board of Directors, respectively. Our 10 executive officers have an average of 23 years of experience in the real estate industry and have worked together for an average of nine years building the AMB real estate business.

     The Company was organized in November 1997 and commenced operations upon the completion of the initial public offering on November 26, 1997. We operate as a self-administered and self-managed real estate company and believe that we have qualified and that we will continue to qualify as a REIT for federal income tax purposes beginning with the year ended December 31, 1997.

                                USE OF PROCEEDS

     Unless we indicate otherwise in the applicable prospectus supplement, the Operating Partnership intends to use the net proceeds from the sale of debt securities for general purposes, which may include the acquisition or development of additional properties and the repayment of indebtedness. Unless we indicate otherwise in the applicable prospectus supplement, the Company will invest any proceeds from the sale of common stock, preferred stock, depositary shares or warrants in the Operating Partnership, which will use the proceeds as described above unless we indicate otherwise in the applicable prospectus supplement. Initially, we may temporarily invest net proceeds from the sale of the securities in short-term securities.

                    RATIOS OF EARNINGS TO FIXED CHARGES AND
                     PREFERRED DIVIDENDS AND DISTRIBUTIONS

     The ratio of earnings to fixed charges and preferred dividends for the Company for the nine month period ended September 30, 1998 was 2.6x. Prior to 1998, the Company did not have any outstanding preference securities. The ratio of earnings to fixed charges for the Company for the nine month period ended September 30, 1998 was 2.7x and for the fiscal year ended December 31, 1997 was 5.6x. The Company's fiscal year ended December 31, 1997 includes the historical results of AMB Institutional Realty Advisors, Inc., the Company's predecessor, for the period from January 1, 1997 through November 25, 1997 and the Company's historical results for the period from November 26, 1997 to December 31, 1997. The ratio of earnings to fixed charges for AMB Institutional Realty Advisors, Inc. for the fiscal years ended December 31, 1993, 1994, 1995 and 1996 are not applicable because AMB Institutional Realty Advisors, Inc. had no or immaterial fixed charges.

     The ratio of earnings to fixed charges and preferred distributions for the Operating Partnership for the nine month period ended September 30, 1998 was 2.6x. Prior to 1998, the Operating Partnership did not have any outstanding preference securities. The ratios of earnings to fixed charges for the Operating Partnership for the nine month period ended September 30, 1998 was 2.7x and for the period from inception (November 26, 1997) to December 31, 1997 was 3.1x.

     We have computed the ratios of earnings to fixed charges by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

     We have computed the ratios of earnings to fixed charges and preferred dividends/distributions by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges plus preferred dividends/distributions. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The debt securities will be direct, non-convertible, obligations of the Operating Partnership, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Operating Partnership. The Operating Partnership will issue the debt securities under an Indenture dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998 and the Third Supplemental Indenture dated as of June 30, 1998, and as further amended or supplemented from time to time, among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A., as Trustee (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series of debt securities, the "trustee"). The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this section relating to the indenture and the debt securities are summaries of certain provisions of the debt securities and the indenture. These summaries are not complete. For more detail you should refer to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

TERM

     We will describe the particular terms of the debt securities offered by a prospectus supplement in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

     The Operating Partnership may offer under this prospectus up to $400,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) aggregate principal amount of debt securities or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $400,000,000. Unless we state otherwise in any prospectus supplement, the Operating Partnership may issue the debt securities in one or more series, as established from time to time by the Operating Partnership. The Operating Partnership need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     The Operating Partnership may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

     The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities, including the following specific terms:

     - the title of the debt securities;

     - the limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

     - the date or dates, or the method for determining the date or dates, on which the Operating Partnership will pay the principal of the debt securities;

     - the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

     - the date or dates (or the method for determining the date or dates) from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest (or the method by which the record dates will be determined);

     - the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

     - any obligation the Operating Partnership has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the period or periods within which, the date or dates on which the price or prices at which and the terms and conditions upon which the Operating Partnership will redeem, repay or repurchase the debt securities;

     - if other than the trustee, the identity of each security registrar and/or paying agent;

     - any provisions granting special rights to holders of the debt securities;

     - any deletions from, modifications of, or additions to the events of default or covenants of the Operating Partnership with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants with the indenture;

     - the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

     - any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities (whether or not consistent with the other provisions of the indenture).

     The Operating Partnership may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.

DENOMINATIONS AND INTEREST

     Unless we specify otherwise in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless we specify otherwise in the applicable prospectus supplement, interest on any series of debt securities will be payable to the person in whose name the security is registered at the close of business on the record date for such interest at the office of the Operating Partnership maintained for such purpose within the City and State of New York. However, unless we provide otherwise in the applicable prospectus supplement, the Operating Partnership may make interest payments by check mailed to the address of the person entitled to the interest as it appears in the applicable register for debt securities or by wire transfer of funds to such person at an account maintained within the United States.

GLOBAL NOTES

     Unless we specify otherwise in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more fully registered book-entry debt securities of such series (each, a "Global Note") that will be deposited with, or on behalf of The Depository Trust Company, New York, New York ("DTC"). Global Notes will be issued in fully registered form.

     The Operating Partnership anticipates that the Global Notes will be deposited with, or on behalf of DTC, and that such Global Note will be registered in the name of Cede & Co., DTC's nominee. Unless we specify otherwise in the applicable prospectus supplement, the Operating Partnership further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.

     So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the debt securities under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.

     The Global Notes will be exchangeable for certificated debt securities only if:

     - DTC notifies the Operating Partnership that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility;

     - the Operating Partnership in its sole discretion determines that the Global Notes shall be exchangeable for certificated debt securities; or

     - there shall have occurred and be continuing an event of default with respect to debt securities of any series under the indenture and beneficial owners representing a majority in aggregate principal amount of the debt securities of such series represented by a Global Note advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual debt securities of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC's relevant Participants (as identified by DTC) to the trustee.

Debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

     The following is based on information furnished to us by DTC:

     DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered certificate will be issued with respect to each $200 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of the debt securities, and an additional certificate will be issued with respect to any remaining principal amount.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the Direct and Indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

     To facilitate subsequent transfers, the debt securities are registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "omnibus proxy") to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the omnibus proxy).

     Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such direct and indirect participants and not of DTC, the Trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to DTC is the responsibility of the Operating Partnership or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of any series represented by the Global Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

     DTC may discontinue providing its services as securities depository with respect to the debt securities of any series at any time by giving reasonable notice to the Operating Partnership or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, certificates are required to be printed and delivered as described above.

     The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered as described above.

     Neither the Operating Partnership, the underwriters, the trustee, or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

     Notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served and, in the event that debt securities are issued in definitive certificated form, debt securities may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of State Street Bank and Trust Company, an affiliate of the Trustee, which on the date of this Prospectus is located at 61 Broadway, 15th Floor, New York, New York.

GUARANTEES

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership's obligations under the debt securities will be guaranteed by the Company. The obligations of the Company under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

     - either the Operating Partnership is the continuing person or the successor person (if other than the Operating Partnership) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes the Operating Partnership's obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Operating Partnership or any of its affiliates as a result of such transaction as having been incurred by the Operating Partnership or such affiliate at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     - the Operating Partnership delivers to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that the Operating Partnership is not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be the Operating Partnership.

     Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Operating Partnership is not the continuing legal entity, the successor entity formed by the consolidation or into which the Operating Partnership is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if the successor entity has been named as the Operating Partnership in the indenture and the Operating Partnership will be released (except in the case of a lease) from its obligations under the indenture and the debt securities.

     The indenture provides that neither the Company, as guarantor of a series of debt securities, nor any other guarantor, will in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

     - either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor's obligations on the debt securities and under the indenture;

     - immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

     - such guarantor delivers to the trustee an officers' certificate and legal opinion covering these conditions.

In the event that such guarantor is not the continuing corporation, then, for purposes of the second bullet point above, the successor corporation will be deemed to be such guarantor.

     Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the trustee receive an officers' certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

     A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

CERTAIN COVENANTS

     Unless we specify otherwise in the applicable prospectus supplement, the indenture contains the following covenants:

     Aggregate Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

     - the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

     - the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Debt Service Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to

Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions:

     - such Debt and any other Debt (including Acquired Debt) incurred by the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

     - the repayment or retirement of any other Debt of the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

     - in the case of any acquisition or disposition by the Operating Partnership or any of its subsidiaries of any asset or group of assets with a fair market value in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of Debt outstanding during such period.

     Secured Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its subsidiaries, whether owned on the date of this indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its subsidiaries which is secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries is greater than 40% of the sum of (without duplication) the following:

     - the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

     - the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     Maintenance of Total Unencumbered Assets. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Existence. Except as permitted under "-- Merger, Consolidation or Sale of Assets," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Operating Partnership will not be required to preserve any right or franchise if the Board of Directors of the Company determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

     Maintenance of Properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs to be made, all as in the judgment of the Operating Partnership and the Company may be necessary in order for the Operating Partnership to all times properly and advantageously conduct its business in connection with the properties.

     Insurance. The Operating Partnership will, and will cause each of its subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.

     Payment of Taxes and Other Claims. The Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

     - all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on its or any subsidiary's income, profits or property; and

     - all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon its or any subsidiary's property. However, the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which it is contesting in good faith by appropriate proceedings.

     Provision of Financial Information. The Operating Partnership will:

     - file with the trustee, within 15 days after the Operating Partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the Operating Partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the Operating Partnership will file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

     - file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by the Operating Partnership and the Company with the conditions and covenants of the indenture as such rules and regulations may require; and

     - transmit to the holders of the debt securities, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the Operating Partnership and the Company pursuant to the bullet points above as the Commission's rules and regulations may require.

     Subsidiary Guarantees. The Operating Partnership will not permit any of its subsidiaries to guarantee or secure through the granting of liens, the payment of any Debt of the Operating Partnership or any guarantor. The indenture also provides that the Operating Partnership will not and will not permit any of its subsidiaries to pledge any intercompany notes representing obligations of any of its subsidiaries, to secure the payment of any debt of the Operating Partnership or any guarantor unless such subsidiary (a "Subsidiary Guarantor"), the Operating Partnership and the trustee execute and deliver a supplemental indenture evidencing such subsidiary's guarantee providing for the unconditional guarantee by the subsidiary, on a senior basis, of the debt securities. If any Subsidiary Guarantor is released from all of its obligations described above, it will also be released from its unconditional guarantee.

     Deletions, Modifications or Additions. We will specify in the applicable prospectus supplement any deletions of, modifications of, or additions to the covenants described above with respect to any series of debt securities.

DEFINITIONS

     As used in this prospectus,

     "Acquired Debt" means Debt of a person:

     - existing at the time such person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership; or

     - assumed by the Operating Partnership or any of its subsidiaries in connection with the acquisition of assets from such person.

     "Annual Debt Service Charge" means, for any period, the interest expense of the Operating Partnership and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, including, without duplication:

     - all amortization of debt discount and premiums;

     - all accrued interest;

     - all capitalized interest; and

     - the interest component of capitalized lease obligations.

     "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of the Operating Partnership and its subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

     - interest expense on Debt;

     - provision for taxes based on income;

     - amortization of debt discount, premium and deferred financing costs;

     - provisions for gains and losses on sales or other dispositions of properties and other investments;

     - property depreciation and amortization;

     - the effect of any non-cash items; and

     - amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Net Income" for any period means the amount of net income (or loss) of the Operating Partnership and its subsidiaries for such period, excluding, without duplication:

     - extraordinary items; and

     - the portion of net income (but not losses) of the Operating Partnership and its subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Debt" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

     - borrowed money or evidenced by bonds, notes, debentures or similar instruments;

     - indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of:

      - the amount of indebtedness so secured; and

      - the fair market value (determined in good faith by the board of directors of such person or, in the case of the Operating Partnership or a subsidiary, by the Company's Board of Directors) of the property subject to such Lien;

     - reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

     - any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

     "Lien" means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

     "Total Assets" means the sum of, without duplication:

     - Undepreciated Real Estate Assets; and

     - all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Total Unencumbered Assets" means the sum of, without duplication:

     - those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

     - all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Unsecured Debt" means Debt of the Operating Partnership or any of its subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the following events are "events of default" with respect to any series of debt securities issued under the indenture:

     - default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

     - default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

     - default in the performance or breach of any covenant or warranty of the Operating Partnership in the indenture with respect to any debt security of that series (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

     - the following:

      - default by the Operating Partnership or any subsidiary of the Operating Partnership in the payment, beyond any grace period, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness; or

      - the occurrence of any other breach or default (or other event or condition) under any agreement, indenture or instrument relating to any such bond, note, debenture or other evidence of indebtedness beyond any cure period,

     - if as a result, the holder or holders of any such instrument has the immediate right to cause any such instrument to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under the bullet points above have a principal amount equal to or greater than $20,000,000 without such instrument having been discharged, or such breach or default having been cured, within a period of 10 days after the notice specified in the indenture has been provided;

     - certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Company or any significant subsidiary of the Operating Partnership (as defined in Regulation S-X under the Securities Act); and

     - any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

     A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the events of default described above.

     No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare all debt securities of that series to be due and payable immediately.

     At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if:

     - the Operating Partnership has paid or deposited with the trustee a sum sufficient to pay:

      - all overdue installments of interest on all outstanding debt securities of that series;

      - the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rates provided for in such debt securities; and

      - to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in such debt securities; and

     - all events of default with respect to debt securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.

     The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to such debt securities and its consequences, except a default:

     - in the payment of the principal of (or premium, if any) or interest on or payable in respect of any debt security of such series; or

     - in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

     If the trustee knows of a default with respect to the debt securities of any series, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of such debt securities, unless such default shall have been cured or waived. However the trustee may withhold notice to the holders of any debt securities of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series) if the trustee determines such withholding is in the interest of such holders.

     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding debt securities, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

     - that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

     - the holders of 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     The indenture requires the Operating Partnership, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. Further, upon any request by the Operating Partnership to take any action under the indenture, the Operating Partnership will furnish to the trustee:

     - an officers' certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

     - an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

MODIFICATION AND WAIVER

     We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments except that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

     - change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of, or premium, if any, or the interest payment date with respect to such debt security;

     - reduce the principal amount of debt securities or the rate or amount of interest on such debt securities, or any premium payable on such debt security;

     - adversely affect the right of any holder of debt securities to repayment of such debt security at the holder's option;

     - change the place, or the currency, for payment of principal of (or premium, if any) such debt security;

     - impair the right to institute suit for enforcement of any payment on or with respect to such debt security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to such debt security;

     - reduce the amount of debt securities whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

     - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

     The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Operating Partnership's compliance with certain covenants of the indenture.

     Modifications and amendments of the indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

     - to evidence the succession of another person to the Operating Partnership or any guarantor under the indenture;

     - to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the indenture;

     - to add events of default for the benefit of the holders of all or any series of debt securities;

     - to add or change any provisions of the indenture to facilitate the issuance of the debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of any debt securities in any material respect;

     - to secure the debt securities or guarantees;

     - to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

     - to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series or any related guarantees in any material respect; or

     - to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge, legal defeasance, or covenant defeasance of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities in any material respect.

     The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the debt securities of a series, debt securities of each series owned by the Operating Partnership or any other obligor upon such debt securities or any affiliate of the Operating Partnership or of such other obligor will be disregarded.

     The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the Holders of 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

     Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of such series affected thereby:

     - there shall be no minimum quorum requirement for such meeting; and

     - the principal amount of the outstanding debt securities of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

     Legal Defeasance and Covenant Defeasance. Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership may elect:

     - to be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) ("legal deafeasance"); or

     - to be released from compliance with the covenants in the indenture ("covenant defeasance").

     The Operating Partnership will be so discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal (and premium, if any) and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those debt securities.

     This trust may only be established if, among other things:

     - the Operating Partnership has delivered to the trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal, income tax law occurring after the date of the indenture;

     - if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of such series, provided such debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on such date;

     - such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound; and

     - no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

     "Government Obligations" means securities which are:

     - direct obligations of the United States of America, for the payment of which obligations its full faith and credit is pledged; or

     - obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any amount received by the custodian.

     Covenant Defeasance and Events of Default. In the event the Operating Partnership exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, the Operating Partnership will remain liable for those payments.

                          DESCRIPTION OF COMMON STOCK

     Our Charter provides that we are authorized to issue 500,000,000 shares of common stock, $.01 par value per share. As of November 30, 1998, we had 85,874,513 shares of common stock issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders generally for a vote, including the election of directors. Except as otherwise required by law and except as provided in any resolution adopted by the Board of Directors establishing any other class or series of stock, the holders of common stock possess the exclusive voting power, subject to the provisions of the Charter regarding the ownership of shares of common stock in excess of the ownership limit or any other limit specified in the Charter or otherwise permitted by the Board of Directors. Holders of shares of common stock do not have any conversion, exchange, sinking fund, redemption or appraisal rights or any preemptive rights to subscribe for any of our securities or cumulative voting rights in the election of directors. All shares of common stock that are issued and outstanding are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series or classes of stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see "-- Preferred Stock"), and to the provisions of the Charter regarding ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter or as otherwise permitted by the Board of Directors, we may pay distributions to the holders of shares of common stock if and when authorized and declared by the Board of Directors out of funds legally available for distribution. We intend to continue to make quarterly distributions on outstanding shares of common stock.

     Under the Maryland General Corporation Law (the "MGCL"), stockholders are generally not liable for our debts or obligations. If we liquidate, subject to the right of any holders of preferred stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (see
"-- Preferred Stock") to receive preferential distributions, each outstanding share of common stock will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of the Operating Partnership.

     Subject to the provisions of our Charter regarding the ownership of shares of common stock in excess of the ownership limit, or such other limit specified in the Charter, or as otherwise permitted by the Board of Directors as described below, all shares of common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights.

     Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the Company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our Charter does not provide for a lesser percentage in any of the above situations.

     Our Charter authorizes the Board of Directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The transfer agent and registrar for our common stock is BankBoston, N.A., an affiliate of First National Bank of Boston.

                         DESCRIPTION OF PREFERRED STOCK

     Our Charter provides that we are authorized to issue 100,000,000 shares of preferred stock, $.01 par value per share, of which 4,600,000 shares are of a separate class designated as Series A Preferred Stock, 1,300,000 shares are of a separate class designated as Series B Preferred Stock and 2,200,000 shares are of a separate class designated as Series C Preferred Stock. The Series B Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for the Series B Preferred Units. The Series C Preferred Stock is issuable in exchange, on a one for one basis, subject to adjustment, for 8 3/4% Series C Cumulative Redeemable Preferred Units (the "AMB Property II Series C Preferred Units") of AMB Property II, L.P. ("AMB Property II") that AMB Property II issued to an institutional investor on November 24, 1998. The Company owns 100% of the common stock of AMB Property Holding Corporation, which has an approximate 1% general partnership interest in AMB Property II. The Operating Partnership has an approximate 99% limited partnership interest in AMB Property
II. As of November 30, 1998, we had 4,000,000 shares of Series A Preferred Stock issued and outstanding. As of the same date, we had 1,300,000 shares of Series B Preferred Stock and 2,200,000 shares of Series C Preferred Stock reserved for issuance but not issued or outstanding.

     The following description summarizes certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. This summary and the summary included in the relevant prospectus supplement are not complete. For more detail you should refer to the applicable provisions of our Charter (including the applicable Articles Supplementary) and Bylaws. Our Charter and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part and the applicable Articles Supplementary will be filed as an exhibit to this registration statement or incorporated by reference in this registration statement by a Form 8-K.

GENERAL

     We may issue preferred stock from time to time, in one or more classes, as authorized by the Board of Directors. Prior to the issuance of shares of each class of preferred stock, subject to the provisions of our Charter regarding the restrictions on transfer of stock, the Board of Directors is required by the MGCL and our Charter to fix for each class the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Directors has the power to establish the preferences, powers and rights of each class of preferred stock, it may afford the holders of any class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of shares of common stock or otherwise be in their best interest.

     Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class of preferred stock will be described in the prospectus supplement relating to that class, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants. The description of preferred stock set forth below and the description of the terms of a particular class of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the Articles Supplementary relating to that class.

     The preferences and other terms of the preferred stock of each class will be fixed by the Articles Supplementary relating to the class. A prospectus supplement relating to each class of preferred stock will specify the following terms:

     - The title and stated value of the preferred stock;

     - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - The dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

     - Whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock will accumulate;

     - The provision for a sinking fund, if any, for the preferred stock;

     - The provision for redemption, if applicable, of the preferred stock;

     - Any listing of the preferred stock on any securities exchange;

     - The terms and conditions, if applicable, upon which the preferred stock will be converted into common stock, including the conversion price (or manner of calculation thereof);

     - A discussion of any material federal income tax considerations applicable to the preferred stock;

     - Any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

     - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     - Any limitations on issuance of any class of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

     - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

     - Any voting rights of the preferred stock.

RANK

     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will be, with respect to dividends and upon our voluntary or involuntary liquidation, dissolution or winding up:

     - senior to all classes or series of common stock and to all of our equity securities the terms of which provide that the equity securities shall rank junior to the preferred stock;

     - junior to all equity securities that we issue which rank senior to the preferred stock; and

     - on a parity with all equity securities that we issued other than those that are referred to in the bullet points above.

The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of shares of the preferred stock of each class will be entitled to receive, when, as and if authorized and declared by our Board of Directors, out of our assets legally available for payment, cash dividends at the rates and on the dates as we will set forth in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates that the Board of Directors will fix.

     Dividends on any class of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to authorize a dividend payable on a dividend payment date on any class of preferred stock for which dividends are noncumulative, then the holders of the class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on the class are declared or paid for any future period.

     Unless full cumulative dividends on the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or any of our other equity securities ranking junior to the series or class of preferred stock as to dividends and upon our voluntary or involuntary liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any of our other equity securities ranking as to distributions or upon our voluntary or involuntary liquidation, dissolution or winding up junior to or on a parity with the series or class of preferred stock, nor will any common stock or any of our other equity securities ranking junior to or on a parity with the class of preferred stock as to dividends or upon our voluntary or involuntary liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for our other equity securities ranking junior to the class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution and winding up and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for full payment is not so set apart) upon the class of preferred stock and any other equity securities ranking as to dividends on a parity with the class of preferred stock, all dividends declared upon the series or class of preferred stock and any of our other equity securities ranking on a parity with the class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up will be declared pro rata so that the amount of dividends declared per share of the series or class of preferred stock and each other equity securities will in all cases bear to each other the same ratio that accumulated dividends per share of the series or class of preferred stock and the other equity securities (which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the other equity securities do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series or class of preferred stock which may be in arrears.

     Any dividend payment that we make on shares of a class of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

REDEMPTION

     If we so provide in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in the prospectus supplement.

     The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which will not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any class is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no such preferred stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of the applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

     Notwithstanding the foregoing, if the class of preferred stock has a cumulative dividend, unless full cumulative dividends on all outstanding shares of the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not redeem any shares of the class of preferred stock unless we simultaneously redeem all outstanding shares of the class of preferred stock; provided, however, that the foregoing will not prevent the purchase or acquisition of shares of the series or class of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the class of preferred stock. In addition, unless full cumulative dividends on all outstanding shares of the class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we may not purchase or otherwise acquire directly or indirectly any shares of such class of preferred stock or any of our equity securities ranking junior to or on a parity with such class of preferred stock as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up (except by conversion into or exchange for our equity securities ranking junior to such class of preferred stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up).

     The foregoing provisions will not prevent us from acquiring shares of preferred stock pursuant to the provisions of the applicable Articles Supplementary providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT for federal income tax purposes. See "Restrictions on Ownership and Transfer of Capital Stock."

     If we redeem fewer than all of the outstanding shares of a class of preferred stock, we will select the shares that we will redeem pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that we determine. If this redemption is to be by lot and, as a result of the redemption, any holder of shares of the class of preferred stock would become a holder of a number of shares of the class of preferred stock in excess of the ownership limit because we did not redeem the holder's shares of the class of preferred stock, or we only redeemed those shares in part, then, except as otherwise provided in our Charter, we will redeem the requisite number of shares of the series or class of preferred stock of the holder such that no holder will hold in excess of the ownership limit subsequent to the redemption. See "Restrictions on Ownership and Transfer of Capital Stock."

     We will give notice of redemption by publication in a newspaper of general circulation in The City of New York. This publication will be made once a week for two successive weeks commencing not less than 30 nor more than 60 days' prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days' prior to the redemption date, addressed to the respective holders of record of the preferred stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give notice or any defect in notice or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of the series or class of preferred stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

     - the redemption date;

     - the redemption price;

     - the number of shares of the class of preferred stock to be redeemed;

     - the place or places where the certificates evidencing shares of the series or class of preferred stock are to be surrendered for payment of the redemption price; and

     - that dividends on the class of preferred stock to be redeemed will cease to accumulate on the redemption date. If we will redeem fewer than all the shares of the class of preferred stock held by any holder, the notice that we mail to the holder will also specify the number of shares of the class of preferred stock that we will redeem from the holder.

     The holders of shares of a class of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the shares of the class of preferred stock held on the corresponding dividend payment date notwithstanding the redemption of the shares between the dividend record date and the corresponding dividend payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of any class of preferred stock to be redeemed.

     Subject to applicable law and the limitation on purchases when dividends on a class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of the class of preferred stock in the open market, by tender or by private agreement.

LIQUIDATION PREFERENCE

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of preferred stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the class of preferred stock as to voluntary or involuntary liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the class of preferred stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange by us or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be considered a liquidation, dissolution or winding up.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up, our assets are insufficient to make full payment to holders of such class of preferred stock and the corresponding amounts payable on all shares of other classes of our equity securities ranking on a parity with the class of preferred stock as to liquidation rights, then the holders of the class of preferred stock and all other such classes of equity securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the MGCL, no effect will be given to amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of the class of preferred stock, whose preferential rights upon dissolution are superior to those receiving the distribution.

VOTING RIGHTS

     Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as we indicate in the applicable prospectus supplement.

     Unless provided for otherwise by any class of preferred stock, so long as any shares of preferred stock of a class remain outstanding, we will not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of such outstanding shares, given in person or by proxy, either in writing or at a meeting (the class voting separately as a class) do any of the following:

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, or reclassify any of our authorized stock into shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any stock; or

     - amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the class of preferred stock or the holders of such class.

So long as shares of the class of preferred stock (or shares issued by a surviving entity in substitution for the class of preferred stock) remain outstanding with their terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of an event set forth in the second bullet point above will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of such class of preferred stock. Additionally, any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the amount of authorized series or class of preferred stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to such series or class of preferred stock with respect to payment of dividends and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the act with respect to which such vote would otherwise be required, we have redeemed or called for redemption upon proper notice and deposited sufficient funds in trust.

CONVERSION RIGHTS

     We will specify in the applicable prospectus supplement the terms and conditions upon which any shares of any class or series of preferred stock are convertible into common stock. The terms will include:

     - the number of shares of common stock into which the shares of preferred stock are convertible;

     - the conversion price (or method for calculating the conversion price);

     - the conversion period;

     - provisions regarding whether conversion will be at the option of the holders of the class of preferred stock or the Operating Partnership;

     - the events requiring an adjustment of the conversion price; and

     - provisions affecting conversion in the event of the redemption of the class of preferred stock.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for the Company to qualify as a REIT under the Code, the Company's capital stock is subject to certain restrictions on ownership and transfer. See "Restrictions on Ownership and Transfer of Capital Stock."

TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursing agent for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is BankBoston, N.A. We will specify in the applicable prospectus supplement the transfer agent, registrar and dividend disbursing agent for any other class of preferred stock.

DESCRIPTION OF SERIES A PREFERRED STOCK

     The Series A Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series A Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series A Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series B Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 1/2% of the liquidation preference per annum (equivalent to $2.125 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series A Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in common stock or other equity securities ranking junior to the Series A Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series A Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series A Preferred Stock and any other equity securities ranking on a parity with the Series A Preferred Stock (including the Series B Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series A Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series A Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up and our assets are insufficient to make full payment to holders of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. We cannot redeem the Series A Preferred Stock prior to July 27, 2003. On and after July 27, 2003, we can redeem the Series A Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $25.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series A Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series A Preferred Stock have no voting rights, except as described below. If we do not pay dividends on the Series A Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series A Preferred Stock. So long as any shares of Series A Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series A Preferred Stock (the Series A Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series A Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series A Preferred Stock;

     - create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock; or

     - amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as shares of Series A Preferred Stock (or shares issued by a surviving entity in substitution for shares of the Series A Preferred Stock) remain outstanding with the terms materially unchanged, taking into account that upon the occurrence of such an event, we may not be the surviving entity, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series A Preferred Stock. Any increase in the amount of the authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in the amount of authorized Series A Preferred Stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     In accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"), we contributed the net proceeds of the sale of the Series A Preferred Stock to the Operating Partnership and the Operating Partnership issued to us Series A Preferred Units that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Operating Partnership is required to make all required distributions on the Series A Preferred Units prior to any distribution of cash or assets to the holders of any other Units or any other equity interests in the Operating Partnership, except for any other series of preferred Units ranking on a parity with the Series A Preferred Units as to dividends or voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership. The Operating Partnership has no preferred Units, other than the Series A Preferred Units and the Series B Preferred Units, outstanding or any other equity interests ranking prior to any other Units or any other equity interests in the Operating Partnership.

DESCRIPTION OF SERIES B PREFERRED STOCK

     We currently have no shares of Series B Preferred Stock issued or outstanding. The Series B Preferred Stock is issuable upon exchange of the Series B Preferred Units, as described under "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred Units -- Exchange Rights." The Series B Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series B Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series B Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series C Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities.

     If ever issued, the Series B Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8 5/8% of the liquidation preference per annum (equivalent to $4.3125 per annum per share of Series B Preferred Stock). Dividends on the Series B Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series B Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series B Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series B Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock), all dividends declared upon the Series B Preferred Stock and any other equity securities ranking on a parity with the Series B Preferred Stock (including the Series A Preferred Stock and the Series C Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series B Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series B Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the Series B Preferred Stock, the holders of the Series B Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series B Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of the Series B Preferred Stock and our assets are insufficient to make full payment to holders of the Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series B Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series C Preferred Stock) then the holders of the Series B Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series B Preferred Stock prior to November 12, 2003. On and after November 12, 2003, we can redeem the Series B Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series B Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series B Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series B Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series B Preferred Stock. So long as any shares of Series B Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series B Preferred Stock (the Series B Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series B Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series B Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series B Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series B Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes for the Series B Preferred Stock other preferred stock having substantially the same terms and rights as the Series B Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series B Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series B Preferred Stock will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have granted certain registration rights with respect to any shares of Series B Preferred Stock that we may issue upon exchange of the Series B Preferred Units. See "Description of Certain Provisions of the Partnership Agreement of the Operating Partnership -- Series B Preferred
Units -- Registration Rights."

DESCRIPTION OF SERIES C PREFERRED STOCK

     We currently have no shares of Series C Preferred Stock issued or outstanding. The Series C Preferred Stock is issuable upon exchange of the AMB Property II Series C Preferred Units. The AMB Property II Series C Preferred Units are exchangeable in whole at any time on or after November 24, 2008, at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series C Preferred Stock. In addition, the AMB Property II Series C Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if:

     - any AMB Property II Series C Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - AMB Property Holding Corporation, the general partner of AMB Property II, or one of its subsidiaries takes the position, and a holder or holders of AMB Property II Series C

     - Preferred Units receive an opinion of independent counsel that AMB Property II is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The AMB Property II Series C Preferred Units are exchangeable in whole for shares of Series C Preferred Stock at any time after November 24, 2001 and prior to November 24, 2008 at the option of 51% of the holders of all outstanding AMB Property II Series C Preferred Units if those holders deliver to AMB Property Holding Corporation a private letter ruling or an opinion of independent counsel to the effect that an exchange of the AMB Property II Series C Preferred Units at that time would not cause the AMB Property II Series C Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of AMB Property II Series C Preferred Units is an "investment company" under the Code.

     The AMB Property II Series C Preferred Units are also exchangeable in whole at any time for shares of Series C Preferred Stock, if initial purchasers of the AMB Property II Series C Preferred Units holding 51% of all outstanding AMB Property II Series C Preferred Units determine, (regardless of whether held by the initial purchasers) if:

     - AMB Property II reasonably determines that the assets and income of AMB Property II for a taxable year after 1998 would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT; or

     - any holder of AMB Property II Series C Preferred Units delivers to AMB Property II and AMB Property Holding Corporation an opinion of independent counsel to the effect that (based on the assets and income of AMB Property II for a taxable year after 1998) AMB Property II would not satisfy the income and assets tests of the Code for such taxable year if AMB Property II were a REIT and that such failure would create a meaningful risk that a holder of AMB Property II Series C Preferred Units would fail to maintain qualification as a REIT.

     In lieu of an exchange for Series C Preferred Stock, AMB Property II may redeem AMB Property II Series C Preferred Units for cash in an amount equal to the original capital account balance of the holder of AMB Property II Series C Preferred Units. A holder of AMB Property II Series C Preferred Units will not be entitled to exchange the units for Series C Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer of Capital Stock."

     The Series C Preferred Stock ranks, with respect to dividends and in the event we voluntarily or involuntarily liquidate, dissolve or wind up:

     - senior to all classes or series of common stock and to all of our equity securities that provide that they rank junior to the Series C Preferred Stock;

     - junior to all equity securities issued by us which rank senior to the Series C Preferred Stock; and

     - on a parity with all equity securities issued by us (including the Series A Preferred Stock and the Series B Preferred Stock) other than those referred to in the bullet points above. The term "equity securities" does not include convertible debt securities until converted into equity securities.

     If ever issued, the Series C Preferred Stock will entitle the holders to receive, when and as authorized by the Board of Directors out of funds legally available for dividends, cumulative preferential cash dividends at the rate of 8.75% of the liquidation preference per annum (equivalent to $4.375 per annum per share of Series C Preferred Stock). Dividends on the Series C Preferred Stock accumulate on a daily basis and are payable quarterly in arrears on the 15th day of each January, April, July and October. Except as provided below, unless full cumulative dividends on the Series C Preferred Stock have been or at the same time are declared and paid or declared and a sum sufficient for payment set apart for payment for all past dividend periods and the then current dividend period, no distributions (other than in common stock or other equity securities ranking junior to the Series C Preferred Stock) may be declared or paid or set aside for payment or other dividend be declared or made upon the common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock), nor may any common stock or any other equity securities ranking junior to or on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such securities) by us (except by conversion into or exchange for other equity securities ranking junior to the Series C Preferred Stock and pursuant to the provisions of our Charter providing for limitations on ownership and transfer in order to ensure that we remain qualified as a REIT). When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock), all dividends declared upon the Series C Preferred Stock and any other equity securities ranking on a parity with the Series C Preferred Stock (including the Series A Preferred Stock and the Series B Preferred Stock) will be declared pro rata so that the amount of dividends declared per share of Series C Preferred Stock and each such other equity securities shall bear to each other the same ratio that accumulated dividends per share of Series C Preferred Stock and such other equity securities (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other equity securities do not have a cumulative dividend) bear to each other. Dividends on the Series C Preferred Stock will accumulate whether or not we have funds legally available for the payment of dividends and whether or not we declare dividends. If we designate any portion of a dividend as a "capital gain dividend," a holder's share of the capital gain dividend will be an amount that bears the same ratio to the total amount of dividends (as determined for federal income tax purposes) paid to the holder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends (as determined for federal income tax purposes) paid on all classes of shares for the year.

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock, the holders of the Series C Preferred Stock will be entitled to receive out of our assets legally available for distribution to our stockholders remaining after payment or provision for payment of all of our debts and liabilities, a liquidation preference, in cash, of $50.00 per share, plus an amount equal to any accumulated or accrued and unpaid dividends to the date of such payment, before any distribution of assets is made to holders of common stock or any other equity securities that rank junior to the Series C Preferred Stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity, a merger of another entity with or into us, a statutory share exchange or the sale, lease, transfer or conveyance of all or substantially all of our property or business do not constitute a liquidation, dissolution or winding up for purposes of triggering the liquidation preference.

     If we voluntarily or involuntarily liquidate, dissolve or wind up following the issuance of Series C Preferred Stock and our assets are insufficient to make full payment to holders of the Series C Preferred Stock and the corresponding amounts payable on all shares of other classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights (including the Series A Preferred Stock and the Series B Preferred Stock) then the holders of the Series C Preferred Stock and all other such classes or series of equity securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

     The Series C Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. If issued, we cannot redeem the Series C Preferred Stock prior to November 24, 2003. On and after November 24, 2003, we can redeem the Series C Preferred Stock for cash at our option, in whole or from time to time in part, at a redemption price of $50.00 per share, plus accumulated and unpaid dividends, if any, to the redemption date. We must pay the redemption price (other than the portion of the redemption price consisting of accumulated and unpaid dividends) solely out of the sale proceeds of other equity securities, which may include other classes or series of preferred stock. In certain circumstances related to our maintenance of our ability to qualify as a REIT for federal income tax purposes, we may redeem shares of Series C Preferred Stock. See "-- Restrictions on Ownership and Transfer of Capital Stock."

     Holders of Series C Preferred Stock will have no voting rights, except as described below. If we do not pay dividends on the Series C Preferred Stock for six or more quarterly periods (whether or not consecutive), holders of the Series C Preferred Stock (voting separately as a class with all other classes or series of equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our Board of Directors until we have eliminated all dividend arrearages with respect to the Series C Preferred Stock. So long as any shares of Series C Preferred Stock remain outstanding, we may not, without the affirmative vote or consent of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Series C Preferred Stock (the Series C Preferred Stock voting separately as a class):

     - authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to the Series C Preferred Stock;

     - reclassify any of our authorized stock into any class or series of stock ranking senior to the Series C Preferred Stock;

     - designate or create, or increase the authorized or issued amount of, or reclassify, any authorized shares into, any preferred stock ranking on a parity with the Series C Preferred Stock or create, authorize or issue any obligations or securities convertible into any such shares, but only to the extent such stock is issued to one of our affiliates; or

     - either consolidate, merge into or with, or convey, transfer or lease our assets substantially, as an entirety, to any corporation or other entity, or amend, alter or repeal the provisions of our Charter, whether by merger or consolidation or otherwise, in each case so as to materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series C Preferred Stock.

     With respect to the occurrence of any of the events set forth in the fourth bullet point above, so long as we are either the surviving entity and shares of Series C Preferred Stock remain outstanding with the terms materially unchanged or the resulting, surviving or transferee entity is a corporation, business trust or like entity organized under the laws of any state and substitutes for the Series C Preferred Stock other preferred stock or preferred shares having substantially the same terms and rights as the Series C Preferred Stock, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of Series C Preferred Stock. Any increase in the amount of authorized preferred stock, the creation or issuance of any other class or series of preferred stock or any increase in an amount of authorized shares of each class or series, in each case ranking on a parity with or junior to the Series C Preferred Stock, will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     We have agreed to file a registration statement registering the resale of the shares of Series C Preferred Stock issuable to the holders of AMB Property II Series C Preferred Units as soon as practicable but not later than 60 days after the date the AMB Property II Series C Preferred Units are exchanged for shares of Series C Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of a class of preferred stock represented by depositary shares pursuant to a separate deposit agreement among the Company, the preferred stock depositary and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the class of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipt are summaries of certain anticipated provisions. These summaries are not complete and may be modified by the applicable prospectus supplement. For more detail you should refer to the deposit agreement itself, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference in this registration statement by a Form 8-K.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

     In the event of a distribution other than in cash, the preferred stock depositary will distribute property that it receives to the record holders of depositary receipts entitled to the property, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into shares in excess of the ownership limit or otherwise converted or exchanged.

WITHDRAWAL OF STOCK

     Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted, or converted into Excess Shares (defined under "Restrictions on Ownership and Transfer of Capital Stock") or otherwise), the holders will be entitled to delivery at the corporate trust office, or upon each such holder's order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of the depositary shares representing shares of such class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding portion of the redemption price and any other amounts per share payable with respect to such class or series of preferred stock. If we redeem fewer than all the depositary shares, the depositary shares we will select the depositary shares that we will redeem pro rata (as nearly as may be practicable without creating fractional depositary shares), by lot or by any other equitable method that we determine that will not result in the issuance of any Excess Shares.

     From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption upon surrender of the depositary receipts to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of a class of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such class of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for such class of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of such class or series of preferred stock represented by the depositary shares in accordance with such instructions, and we will agree to take all reasonable action which the preferred stock depositary may deem necessary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by the depositary receipt as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

     The depositary shares, as such, will not be convertible into common stock or any other securities or property, except in connection with certain exchanges in connection with the preservation of our status as a REIT. See "Restrictions on Ownership and Transfer of Capital Stock." Nevertheless, if stated in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the applicable preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by the depositary receipts into whole shares of common stock, other shares of a class or series of preferred stock (including Excess Shares) or other shares of stock, and we have agreed that upon receipt of these instructions and any amounts payable, we will cause the conversion of the shares of preferred stock utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If we convert only a portion of depositary shares evidenced by a depositary receipt, we will issue a depositary receipt or receipts for any depositary shares that we do not covert. We will not issue fractional shares of common stock upon conversion, and if conversion will result in a fractional share, we will pay an amount in cash by equal to the value of the fractional interest based upon the closing price of our common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

     The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially or adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment will impair the right, subject to certain anticipated exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class of preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended.

     We may terminate the deposit agreement upon not less than 30 days prior written notice to the preferred stock depositary if such termination is necessary to preserve our status as a REIT or a majority of each class or series of preferred stock subject to the deposit agreement consents to termination, at which time the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares. In addition, the deposit agreement will automatically terminate if:

     - we have redeemed all outstanding depositary shares;

     - there shall have been a final distribution in respect of each class or series of preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the depositary receipts evidencing the depositary shares representing such class or series of preferred stock; or

     - each share of the related preferred stock shall have been converted into our stock which is not represented by depositary shares.

CHARGES OF A PREFERRED STOCK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of our duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company with its principal office in the United States and a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related preferred stock.

     We will not be liable, and the preferred stock depositary will not be liable, if we are prevented or it is prevented from or delayed in, by law or any circumstances beyond its or our control, performing the obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, and the preferred stock depositary will not be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We may rely on, and the preferred stock depositary may rely on, written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons that we believe in good faith to be competent to give such information, and on documents that we believe in good faith to be genuine and signed by a proper party.

     If a preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and from us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received by us.

                            DESCRIPTION OF WARRANTS

     We currently have no warrants outstanding (other than options issued under our Stock Option and Incentive Plan). We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any other securities offered pursuant to any prospectus supplement and warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which we are delivering this prospectus, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the designation, terms and number of shares of preferred stock or common stock purchasable upon exercise of the warrants;

     - the designation and terms of any securities with which the warrants are issued and the number of any warrants issued with each such security;

     - the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of the warrants as may be appropriate to preserve our status as a REIT;

     - the price at which each share of preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

            RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK

     In order for us to qualify as a REIT under the Code, no more than 50% in value of all classes of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which we have made an election to be treated as a REIT). In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively own 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Code. A REIT's stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because our Board of Directors believes it is desirable for us to qualify as a REIT, our Charter, subject to certain exceptions as discussed below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of either our issued and outstanding common stock or our issued and outstanding Series A Preferred Stock. We will also prohibit the ownership, actually or constructively, of any shares of our Series B Preferred Stock and any shares of our Series C Preferred Stock by any single person so that no such person, taking into account all of our stock so owned by such person, may own in excess of 9.8% of our issued and outstanding capital stock. The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock, Series A Preferred Stock or capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock, Series A Preferred Stock or capital stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock, Series A Preferred Stock or capital stock, as the case may be, and thereby subject the common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the applicable ownership limit. The Board of Directors may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and the Board of Directors otherwise decides such action would be in our best interest. As a condition of such waiver, the Board of Directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status. The Board of Directors has waived the ownership limit applicable to our common stock with respect to Ameritech Pension Trust, allowing it to own up to 14.9% of our common stock and, under some circumstances, allowing it to own up to 19.6%. However, we conditioned this waiver upon the receipt of undertakings and representations from Ameritech Pension Trust which we believed were reasonably necessary in order for us to conclude that the waiver would not cause us to fail to qualify as a REIT.

     Our Charter also provides that:

     - no person may actually or constructively own common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

     - no person may transfer common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock if a transfer would result in shares of our capital stock being owned by fewer than 100 persons; and

     - any person who acquires or attempts or intends to acquire actual or constructive ownership of common stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to notify us immediately and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our Board of Directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to our Charter, which requires the affirmative vote of holders owning at least two-thirds of the shares of our outstanding capital stock entitled to vote on the amendment.

     Under our Charter, if any attempted transfer of shares of stock or any other event would otherwise result in any person violating an ownership limit, any other limit imposed by our Board of Directors or the other restrictions in the Charter, then any such attempted transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the applicable ownership limit or such other limit (referred to as "Excess Shares"). Under those circumstances, the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than an attempted transfer, the person or entity holding record title to any shares in excess of the applicable ownership limit (the "Prohibited Owner") will cease to own any right or interest) in the Excess Shares. Any Excess Shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us (the "Beneficiary"). This automatic transfer will be considered to be effective as of the close of business on the business day prior to the date of the violating transfer or event. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust will be required to sell the Excess Shares to a person or entity who could own the shares without violating the applicable ownership limit, or any other limit imposed by our Board of Directors, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for the Excess Shares or the sales proceeds received by the trust for the Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the applicable market price of the Excess Shares as of the date of the event or the sales proceeds received by the trust for the Excess Shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner will be distributed to the Beneficiary. Prior to a sale of any Excess Shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by us with respect to the Excess Shares, and also will be entitled to exercise all voting rights with respect to the Excess Shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner prior to the time that we discover that the shares have been automatically transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If we pay the Prohibited Transferee or Prohibited Owner any dividend or other distribution before we discover that the shares were transferred to the trust, the Purported Transferee or Prohibited Owner will be required to repay the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust is not automatically effective (for any reason), to prevent violation of the applicable ownership limit or any other limit provided in our Charter or imposed by the Board of Directors, then our Charter provides that the transfer of the Excess Shares will be void ab initio.

     In addition, shares of stock held in the trust will be considered to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the applicable market price on the date that we, or our designee, accept the offer. We have the right to accept the offer until the trustee has sold the shares held in the trust. Upon that sale to us, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

     If any attempted transfer of shares would cause us to be beneficially owned by fewer than 100 persons, our Charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

     All certificates representing shares will bear a legend referring to the restrictions described above. The ownership limitations described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for the shares or otherwise be in the best interest of stockholders.

     Under our Charter, owners of outstanding shares must, upon our demand, provide us with a completed questionnaire containing information regarding ownership of the shares, as set forth in the treasury regulations. In addition, each stockholder must upon demand disclose to us in writing such information that we may request in order to determine the effect, if any, of the stockholder's actual and constructive ownership of shares of common stock, Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock on our status as a REIT and to ensure compliance with each ownership limit, or any other limit specified in the Charter or required by the Board of Directors.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                           OF OUR CHARTER AND BYLAWS

     We have summarized certain terms and provisions of the MGCL and our Charter and Bylaws. This summary is not complete and is qualified by the provisions of our Charter and Bylaws, and the MGCL. For more detail, you should refer to our Charter and Bylaws, which we have filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

BOARD OF DIRECTORS

     The Charter provides that the number of our directors shall be established by the Bylaws, but cannot be less than the minimum number required by the MGCL, which in the case of the Company is three. Our Bylaws currently provide that the Board of Directors consists of not fewer than five nor more than 13 members who are elected to a one-year term at each annual meeting of our stockholders. A majority of the entire Board of Directors may fill any vacancy (except for a vacancy caused by removal). Our Bylaws provide that a majority of the Board of Directors must be "Independent Directors." An "Independent Director" is a director who is not:

     - an employee, officer or affiliate of us or one of our subsidiaries or divisions,

     - a relative of a principal executive officer, or

     - an individual member of an organization acting as advisor, consultant or legal counsel, receiving compensation on a continuing basis from us in addition to director's fees.

REMOVAL OF DIRECTORS

     While our Charter and the MGCL empower our stockholders to fill vacancies in the Board of Directors that are caused by the removal of a director, our Charter precludes stockholders from removing incumbent directors except upon a substantial affirmative vote. Specifically, our Charter provides that stockholders may remove a director only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, subject to the rights of the holders of shares of Series A Preferred Stock and any holders of shares of our preferred stock to elect and remove directors elected by such holders under certain circumstances. The MGCL does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. This provision, when coupled with the provision in our Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except upon a substantial affirmative vote and filling the vacancies created by removal with their own nominees.

OPT OUT OF BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION STATUTES

     We have elected in our Bylaws not to be governed by the "control share acquisition" provisions of the MGCL (Sections 3-701 through 3-709), and the Board of Directors has determined, by irrevocable resolution, that we will not be governed by the "business combination" provision of the MGCL (Section 3-602), each of which could have the effect of delaying or preventing a change of control. Our Bylaws provide that we cannot at a future date determine to be governed by either provision without the approval of a majority of the outstanding shares entitled to vote. In addition, the irrevocable resolution adopted by the Board of Directors may only be changed by the approval of a majority of the outstanding shares entitled to vote.

AMENDMENT TO OUR CHARTER AND BYLAWS

     Our Charter may not be amended without the affirmative vote of at least two-thirds of the shares of capital stock outstanding and entitled to vote on the amendment, voting together as a single class. Our Bylaws may be amended by the vote of a majority of the Board of Directors or by a vote of a majority of the shares of our capital stock entitled to vote on the amendment, except with respect to the following Bylaw provisions (each of which requires the approval of a majority of the shares of capital stock entitled to vote on the amendment):

     - provisions opting out of the control share acquisition statute;

     - the requirement in our Bylaws that our independent directors approve transactions involving our executive officers or directors or any limited partners of the Operating Partnership and their affiliates; and

     - provisions governing amendment of our Bylaws.

MEETINGS OF STOCKHOLDERS

     Our Bylaws provide for annual meetings of stockholders to elect the Board of Directors and transact other business as may properly be brought before the meeting. The President, the Board of Directors and the Chairman of the Board may call a special meeting of stockholders. The holders of 50% or more of our outstanding stock entitled to vote may also make a written request to call a special meeting of stockholders.

     The MGCL provides that stockholders may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting, if each stockholder entitled to vote on the matter signs the consent setting forth the action and each stockholder entitled to notice of the meeting but not entitled to vote at the meeting signs a written waiver of any right to dissent.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only:

     - pursuant to the notice of the meeting;

     - by or at the direction of the Board of Directors; or

     - by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our Bylaws.

     Our Bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

     The provisions in our Charter regarding amendments to the Charter and the advance notice provisions of our Bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

DISSOLUTION OF THE COMPANY

     Under the MGCL, we may be dissolved by the affirmative vote of a majority of the entire Board of Directors declaring dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at any annual or special meeting of stockholders. We may also be dissolved, upon proper notice, by the affirmative vote of the holders of two-thirds of the total number of shares of capital stock outstanding and entitled to vote on the dissolution, voting as a single class.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     Our officers and directors are indemnified under the MGCL, our Charter and the Partnership Agreement against certain liabilities. Our Charter and Bylaws require us to indemnify our directors and officers to the fullest extent permitted from time to time by the MGCL.

     The MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless:

     - the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

     - the director or officer actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A corporation may indemnify a director or officer against judgments, penalties, fines, settlements and reasonable expenses that the director or officer actually incurs in connection with the proceeding unless the proceeding is one by or in the right of the corporation and the director or officer has been adjudged to be liable to the corporation. In addition, a corporation may not indemnify a director or officer with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. Our Charter contains this provision. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that:

     - it is proved that the person actually received an improper personal benefit in money, property or services,

     - a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was committed in bad faith or was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or

     - in the case of any criminal proceeding, the director had reasonable cause to believe that the act or failure to act was unlawful.

     This provision does not limit our ability or our stockholders to obtain other relief, such as an injunction or rescission. The Partnership Agreement also provides for our indemnification, as general partner, and our officers and directors to the same extent indemnification is provided to our officers and directors in our Charter, and limits our liability and the liability of our officers and directors to the Operating Partnership and the partners of the Operating Partnership to the same extent liability of our officers and directors to us and our stockholders is limited under our Charter. See "Description of Certain Provisions of the Partnership Agreement of the Operating
Partnership -- Our Exculpation and Indemnification."

     Insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act of directors, officers or persons controlling us, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    DESCRIPTION OF CERTAIN PROVISIONS OF THE
               PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     Substantially all of our assets are held, and all of our operations are conducted, by or through the Operating Partnership. We are the sole general partner of the Operating Partnership and owned, as of November 30, 1998, an approximate 95.1% interest in the Operating Partnership. As the sole general partner, we have the exclusive right and power to manage the Operating Partnership. Our interest in the Operating Partnership is designated as a general partner interest. Except with respect to distributions of cash and allocations of income and loss, and except as otherwise noted in this prospectus, the description in this section of common limited partnership Units is also applicable to Performance Units, and holders of Performance Units will be treated as limited partners. We have summarized certain terms and provisions of the Partnership Agreement. This summary is not complete and is qualified by the provisions of the Partnership Agreement. For more detail, you should refer to the Partnership Agreement itself, which we have filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

GENERAL

     Holders of limited partnership Units hold limited partnership interests in the Operating Partnership, and all holders of partnership interests (including us in our capacity as general partner) are entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The number of general partnership Units (the "GP Units") held by us is approximately equal to the total number of outstanding shares of our common stock and preferred stock. Accordingly, the distributions that we pay per share of common stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the common Units, and the distributions that we pay per share of Series A Preferred Stock, any Series B Preferred Stock and any Series C Preferred Stock are expected to be equal to the distributions per unit that the Operating Partnership pays on the Series A Preferred Units, the Series B Preferred Units and any Series C Preferred Units, respectively. The Units have not been registered pursuant to federal or state securities laws, and they will not be listed on the New York Stock Exchange or any other exchange or quoted on any national market system. However, the shares of common stock, Series B Preferred Stock and Series C Preferred Stock that we may issue upon exchange of the common Units, Series B Preferred Units and AMB Property II Series C Preferred Units may be sold in registered transactions or transactions exempt from registration under the Securities Act. The limited partners of the Operating Partnership have the rights to which limited partners are entitled under the Partnership Agreement and the Delaware Uniform Limited Partnership Act (the "Partnership Act"). The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

PURPOSE, BUSINESS AND MANAGEMENT

     The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. We are the sole general partner of the Operating Partnership and conduct substantially all of our business through the Operating Partnership, except for investment advisory services (which we conduct through AMB Investment Management, Inc. ("AMB Investment Management")) and certain other activities that we conduct through Headlands Realty Corporation. The Operating Partnership owns 100% of the non-voting preferred stock of AMB Investment Management and Headlands Realty Corporation (representing approximately 95% of the economic interest in each entity). Certain of our executive officers and an officer of AMB Investment Management own all of the outstanding voting common stock of AMB Investment Management (representing approximately 5% of the economic interest in AMB Investment Management). Certain of our executive officers and a director of Headlands Realty Corporation own all of the outstanding voting common stock of Headlands Realty Corporation (representing approximately 5% of the economic interest in Headlands Realty Corporation). We refer to AMB Investment Management and Headlands Realty Corporation as the "Preferred Stock Subsidiaries."

     The primary purpose of the Operating Partnership is, in general, to acquire, purchase, own, operate, manage, develop, redevelop, invest in, finance, refinance, sell, lease and otherwise deal with industrial and retail properties and assets related to those properties, and interests in those properties and assets. The Operating Partnership is authorized to conduct any business that a limited partnership formed under the Partnership Act may lawfully conduct, except that the Partnership Agreement requires of the Operating Partnership to conduct its business in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

     As the general partner of the Operating Partnership we have the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the Partnership Agreement.

     We have the right to make all decisions and take all actions with respect to the Operating Partnership's acquisition and operation of our properties and all other assets and businesses of or related to the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, each limited partner expressly acknowledged in the Partnership Agreement that as general partner, we are acting on behalf of the Operating Partnership's limited partners and our stockholders, collectively, and are under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. We intend to make decisions in our capacity as general partner of the Operating Partnership so as to maximize our profitability and the profitability of the Operating Partnership as a whole, independent of the tax effects on the limited partners. The Company and the Operating Partnership have no liability to a limited partner as a result of any liabilities or damages incurred or suffered by, or benefits not derived by, a limited partner as a result of an action or inaction of the Company as general partner of the Operating Partnership as long as the Company acted in good faith. Limited partners have no right or authority to act for or to bind the Operating Partnership.

     Limited partners of the Operating Partnership have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership, except as provided in the Partnership Agreement or as required by applicable law.

ENGAGING IN OTHER BUSINESSES; CONFLICTS OF INTEREST

     We may not conduct any business other than in connection with the ownership, acquisition and disposition of Operating Partnership interests as a general partner and the management of the business of the Operating Partnership, its operation as a public reporting company with a class (or classes) of securities registered under the Exchange Act, as amended, its operation as a REIT and activities that are incidental to these activities (including ownership of any interest in AMB Property Holding Corporation, AMB Property Holding II Corporation, the Preferred Stock Subsidiaries or a title holding, management or finance subsidiary organized as a partnership, limited liability company or corporation) without the consent of the holders of a majority of the limited partnership interests. Unless they otherwise agree in writing, each limited partner, and its affiliates, is free to engage in any business or activity, even if the business or activity competes with or is enhanced by the business of the Operating Partnership. The Partnership Agreement does not prevent another person or entity that acquires control of the Company in the future from conducting other businesses or owning other assets, even if it would be in the best interests of the limited partners for the Operating Partnership to own those businesses or assets. In the exercise of our power and authority under the Partnership Agreement, we may contract and otherwise deal with or otherwise obligate the Operating Partnership to entities in which we or any one or more of our officers, directors or stockholders may have an ownership or other financial interest, whether direct or indirect.

OUR REIMBURSEMENT; TRANSACTIONS WITH US AND OUR AFFILIATES

     We do not receive any compensation for our services as general partner of the Operating Partnership. However, as a partner in the Operating Partnership, we have rights to allocations and distributions as a partner of the Operating Partnership. In addition, the Operating Partnership reimburses us for all expenses we incur relating to our activities as general partner, our continued existence and qualification as a REIT and all other liabilities that we incur in connection with the pursuit of our business and affairs. We may retain persons or entities that we select (including ourselves, any entity in which we have an interest, or any entity with which we are affiliated) to provide services to or on behalf of the Operating Partnership. The Operating Partnership will reimburse us for all expenses incurred relating to the ongoing operation of the Operating Partnership and any issuance of additional partnership interests in the Operating Partnership. These expenses include those incurred in connection with the administration and activities of the Operating Partnership, such as the maintenance of the Operating Partnership's books and records, management of the Operating Partnership's property and assets, and preparation of information regarding the Operating Partnership provided to the partners in the preparation of their individual tax returns. Except as expressly permitted by the Partnership Agreement, however, our affiliates will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable to the Operating Partnership and no less favorable to the Operating Partnership than it would obtain from an unaffiliated third party.

OUR EXCULPATION AND INDEMNIFICATION

     The Partnership Agreement generally provides that we, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything that we may do or not do in connection with the business and affairs of the Operating Partnership if we carry out our duties in good faith. Our liability in any event is limited to our interest in the Operating Partnership. We have no liability for the loss of any limited partner's capital. In addition, we are not responsible for any misconduct, negligent act or omission of any of our consultants, contractors or agents, or any of the Operating Partnership's consultants, contractors or agents and we have no obligation other than to use good faith in the selection of all contractors, consultants and agents. We may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors that we select. An opinion by a consultant on a matter that we believe is within the consultant's professional or expert competence is considered to be complete protection as to any action that we take or fail to take based on the opinion and in good faith.

     The Partnership Agreement also requires the Operating Partnership to indemnify us, our directors and officers, and other persons that we may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything the person may do or not do for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that:

     - the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either the indemnified person committed the act or omission in bad faith or as the result of active and deliberate dishonesty;

     - the indemnified person actually received an improper personal benefit in money, property or services; or

     - in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

SALES OF ASSETS; LIQUIDATION

     Under the Partnership Agreement, as general partner we generally have the exclusive authority to determine whether, when and on what terms, the Operating Partnership will sell its assets (including our properties, which we own through the Operating Partnership). However, we have agreed, in connection with the contribution of properties from taxable investors in our formation transactions and certain property acquisitions for Units (with an estimated aggregate value of approximately $253.7 million), not to dispose of certain assets in a taxable sale or exchange for a mutually agreed upon period and, thereafter, to use commercially reasonable or best efforts to minimize the adverse tax consequences of any sale. We may enter into similar or other agreements in connection with other acquisitions of properties for Units.

     A merger of the Operating Partnership with another entity generally requires an affirmative vote of the partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest (including the interest held directly or indirectly by us) of all partners other than preferred limited partners, subject to certain consent rights of holders of Units as described below under "Amendment of the Partnership Agreement." A dissolution or liquidation of the Operating Partnership, including a sale or disposition of all or substantially all of the Operating Partnership's assets and properties, generally requires an affirmative vote of the limited partners (other than the preferred limited partners) holding a majority of the outstanding percentage interest of all limited partners other than preferred limited partners.

CAPITAL CONTRIBUTION

     The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or capital contributions, we may borrow funds from a financial institution or other lender or through public or private debt offerings and lend the funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of the funds. As an alternative to borrowing funds required by the Operating Partnership, we may contribute the amount of the required funds as an additional capital contribution to the Operating Partnership. If we contribute additional capital to the Operating Partnership, our partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we make additional capital contributions.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides that the Operating Partnership will make quarterly distributions of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any preferred Units are outstanding, the Operating Partnership will pay distributions to holders of preferred Units in accordance with the rights of each class of preferred Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations, plus any reduction in reserves, and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Other than as described below, neither the Company nor the limited partners are currently entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

SERIES A PREFERRED UNITS

     In connection with the sale of the Series A Preferred Shares, we received Series A Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series A Preferred Stock. The Series A Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series A Preferred Units;

     - junior to all Units which rank senior to the Series A Preferred Units;
       and

     - on a parity with the Series B Preferred Units, any Series C Preferred Units that the Operating Partnership may issue to us (see "-- Series C Preferred Units") and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series A Preferred Units.

     We receive preferred distributions of cash and preferred allocations of income on the Series A Preferred Units in an amount equal to the dividends payable by us on the Series A Preferred Stock. If we acquire any Series B Preferred Units from the holders pursuant to the exercise of their exchange rights, or if the Operating Partnership issues any Series C Preferred Units to us, we will receive preferred distributions of cash and preferred allocations of income on the Series B Preferred Units or Series C Preferred Units in an amount equal to the dividends payable by us on the Series B Preferred Stock or Series C Preferred Stock. See "-- Series C Preferred Units."

     As a consequence, we will receive distributions from the Operating Partnership sufficient to pay dividends on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units) receives a distribution. In addition, if necessary, income will be specially allocated to us and losses will be allocated to the other partners of the Operating Partnership in amounts necessary to ensure that, to the extent possible, the balance in our capital account will at all times be equal to or in excess of the amount payable by us on the Series A Preferred Stock and any Series B Preferred Stock and Series C Preferred Stock upon liquidation or redemption. See "Certain Federal Income Tax
Considerations -- Tax Aspects of the Operating Partnership and the Joint Ventures -- Allocations of Operating Partnership Income, Gain, Loss and Deduction."

SERIES B PREFERRED UNITS

     General. The Series B Preferred Units rank, with respect to distribution rights and rights upon liquidation, winding up or dissolution of the Operating
Partnership:

     - senior to the common Units and to all Units that provide that they rank junior to the Series B Preferred Units;

     - junior to all Units which rank senior to the Series B Preferred Units;
       and

     - on a parity with the Series A Preferred Units, any Series C Preferred Units and all other Units expressly designated by the Operating Partnership to rank on a parity with the Series B Preferred Units.

     Subject to the rights of holders of parity preferred Units (including the Series A Preferred Units and any Series C Preferred Units), holders of the Series B Preferred Units are entitled to receive, when, as and if declared by the Operating Partnership, acting through us as general partner, cumulative preferential cash distributions in an amount equal to 8 5/8% per annum on an amount equal to $50.00 per Series B Preferred Unit then outstanding (equivalent to $4.3125 per annum). These distributions are payable on the 15th day of January, April, July and October of each year.

     Exchange Rights. The Series B Preferred Units are exchangeable in whole at any time on or after November 12, 2008, at the option of 51% of the holders of all outstanding Series B Preferred Units, on a one for one basis, subject to adjustment, for shares of our Series B Preferred Stock. In addition, the Series B Preferred Units are exchangeable in whole at any time at the option of 51% of the holders of all outstanding Series B Preferred Units if:

     - any Series B Preferred Unit shall not have received full distributions with respect to six prior quarterly distribution periods (whether or not consecutive); or

     - we or one of our subsidiaries take the position, and a holder or holders of Series B Preferred Units receive an opinion of independent counsel that the Operating Partnership is, or upon the happening of a certain event likely will be, a "publicly traded partnership" within the meaning of the Code.

     The Series B Preferred Units are exchangeable in whole for shares of Series B Preferred Stock at any time after November 12, 2001 and prior to November 12, 2008 at the option of 51% of the holders of all outstanding Series B Preferred Units if those holders deliver to us as general partner a private letter ruling or an opinion of independent counsel to the effect that an exchange of the Series B Preferred Units at that time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of the Code for purposes of determining whether the holder of Series B Preferred Units is an "investment company" under the Code.

     With certain limitations, the Series B Preferred Units are also exchangeable in whole at any time for shares of Series B Preferred Stock (regardless of whether held by the initial purchaser) if:

     - the initial purchaser of the Series B Preferred Units reasonably concludes that there exists an imminent and substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year;

     - the initial purchaser of the Series B Preferred Units delivers to us an opinion to the effect that there is a substantial risk that the initial purchaser's interest in the Operating Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Operating Partnership for a taxable year; and

     - we, as the general partner, agree with the conclusions in the bullet points above; provided, that we may not unreasonably withhold our agreement.

     In lieu of an exchange for Series B Preferred Stock, we may elect to cause the Operating Partnership to redeem Series B Preferred Units for cash in an amount equal to the original capital account balance of the Series B Preferred Units plus all accrued and unpaid distributions to the date of redemption. A holder of Series B Preferred Units will not be entitled to exchange the Units for Series B Preferred Stock if the exchange would result in a violation of the ownership limit. See "Description of Capital Stock -- Restrictions on Ownership and Transfer."

     Redemption. On or after November 12, 2003, the Operating Partnership has the right to redeem the Series B Preferred Units, in whole or in part from time to time, at a redemption price payable in cash equal to the capital account balance of the holder, provided that the amount shall not be less than $50.00 per Series B Preferred Unit. The Operating Partnership must pay the redemption price solely out of the sale proceeds of our capital stock or interests in the Operating Partnership and from no other source. The Operating Partnership may not redeem fewer than all of the Series B Preferred Units unless the Operating Partnership has paid all accumulated and unpaid distributions on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

     Limited Approval Rights. For so long as any Series B Preferred Units are outstanding, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time, the Operating Partnership may not:

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any partnership interests, ranking prior to the Series B Preferred Units;

     - authorize, create or increase the authorized or issued amount of, or reclassify, any class or series of partnership interests, or create, authorize or issue any obligations or security convertible into or evidencing a right to purchase any partnership interests, ranking equal to the Series B Preferred Units, but only to the extent that such securities are issued to an affiliate of the Operating Partnership, other than us to the extent that the issuance is to allow us to issue corresponding shares of Series B Preferred Stock to persons who are not affiliates of the Operating Partnership; or

     - either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the Partnership Agreement, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units. So long as the Operating Partnership is the surviving entity and the Series B Preferred Units remain outstanding on the same terms, or the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity and substitutes the Series B Preferred Units for other interests in such entity, with substantially the same terms and rights, then the occurrence of any of the events listed above in this bullet point will not be considered to materially and adversely affect such rights, privileges or voting powers.

     Other than as discussed above or elsewhere in this prospectus, the holders of Series B Preferred Units have no voting rights other than with respect to certain matters that would adversely affect them or as otherwise provided by applicable law.

     Liquidation Preference. The distribution and income allocation provisions of the Partnership Agreement have the effect of providing each Series B Preferred Unit with a liquidation preference to each holder of such Units equal to the holder's capital contributions, plus any accrued but unpaid distributions, in preference to any other class or series of partnership interest of the Operating Partnership, other than any Series A Preferred Units and any Series C Preferred Units.

     Registration Rights. We have agreed to file a registration statement registering the resale of the shares of Series B Preferred Stock issuable to the holders of Series B Preferred Units as soon as practicable but not later than 60 days after the date the Series B Preferred Units are exchanged for shares of Series B Preferred Stock. We have also agreed to use our best efforts to cause the registration statement to be declared effective within 120 days after the date of the exchange.

SERIES C PREFERRED UNITS

     As described under "Description of Capital Stock -- Preferred
Stock -- Series C Preferred Stock," holders of AMB Property II Series C Preferred Units may exchange their units for shares of our Series C Preferred Stock. If we issue Series C Preferred Stock, we will:

     - contribute 99% of the AMB Property II Series C Preferred Units to the Operating Partnership in exchange for Series C Preferred Units in the Operating Partnership that mirror the rights, preferences and other terms of the Series C Preferred Stock; and

     - contribute 1% of the AMB Property II Series C Preferred Units to AMB Property Holding Corporation.

     Any Series C Preferred Units will rank on a parity with the Series A Preferred Units and Series B Preferred Units. As a consequence, we would receive distributions from the Operating Partnership that we would use to pay dividends on any Series C Preferred Stock and the Series A Preferred Stock before any other partner in the Operating Partnership (other than holders of parity preferred units, including the Series B Preferred Units).

COMMON LIMITED PARTNERSHIP UNITS

     Redemption/Exchange Rights

     Holders of common Units have the right, commencing generally on or before the first anniversary of the holder becoming a limited partner of the Operating Partnership (or such other date agreed to by the Operating Partnership and the applicable Unit holders), to require the Operating Partnership to redeem part or all of their common Units for cash (based upon the fair market value of an equivalent number of shares of common stock at the time of redemption) or we may, in our sole and absolute discretion (subject to the limits on ownership and transfer of common stock set forth in our Charter) elect to exchange those common Units for shares of common stock (on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of certain rights, certain extraordinary distributions and similar events). See "Redemption/Exchange of Common Units for Common Stock." We presently anticipate that we will elect to issue shares of common stock in exchange for common Units in connection with each redemption request, rather than having the Operating Partnership pay cash. With each redemption or exchange, our percentage ownership interest in the Operating Partnership will increase. Common limited partners may exercise this redemption/exchange right from time to time, in whole or in part, subject to the limitations that limited partners may not exercise the right if exercise would result in any person actually or constructively owning shares of common stock in excess of the ownership limit or any other amount specified by the Board of Directors, assuming common stock was issued in the exchange. Holders of Performance Units also have limited redemption/exchange rights, as discussed under the caption "-- Performance Units" below.

     Registration Rights

     We have granted to common limited partners certain registration rights with respect to the shares of stock issuable upon exchange of common Units or otherwise. We have agreed to file and generally keep continuously effective generally beginning on or as soon as practicable after one year after issuance of common Units a registration statement covering the issuance of shares of common stock upon exchange of the Units and the resale of the shares. In addition, we have agreed to file a registration statement covering shares of common stock issuable upon exchange of Performance Units. We may also agree to provide registration rights to any other person who may become an owner of Units, provided the person provides us with satisfactory undertakings. See "Risk Factors -- Ownership of Common Stock -- The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Common Stock." We will bear expenses incident to our registration obligations upon exercise of registration rights, including the payment of federal securities law and state Blue Sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to registration of the shares.

PERFORMANCE UNITS

     Notwithstanding the foregoing discussion of distributions and allocations of income or loss of the Operating Partnership, depending on the trading price of our common stock after November 26, 1998 (the first anniversary of our initial public offering), certain of our officers, in their capacity as limited partners of the Operating Partnership, may receive performance units ("Performance Units") as of each of February 26, May 26, August 26 and November 26, 1999. The Performance Units are similar to common Units in many respects, including the right to share in operating distributions, and allocations of operating income and loss, of the Operating Partnership on a pro rata basis with common Units, and certain redemption and exchange rights, including limited rights to cause the Operating Partnership to redeem the Performance Units for cash or, at the Company's option, to exchange the Performance Units for shares of common stock. Any redemption rights with respect to Performance Units, however, will be dependent upon an increase in the value of the assets of the Operating Partnership (in some cases measured by reference to the trading price of the shares of common stock) after the issuance of the Performance Units. If there is no increase, the holders of Performance Units will not be entitled to receive any proceeds upon the liquidation of the Operating Partnership or the redemption of their Performance Units.

     Immediately prior to our initial public offering, certain investors owned assets that were subject to advisory agreements with AMB Institutional Realty Advisors, Inc. containing an incentive fee provision or a "catch up adjustment." We refer to these investors as "Performance Investors." If officers receive Performance Units, an equal number of GP Units allocable to the Company and Units allocable to Performance Investors who are limited partners in the Operating Partnership will be transferred to the Operating Partnership. If any of our GP Units are transferred to the Operating Partnership as a result of the issuance of Performance Units, an equal number of shares of common stock (the "Performance Shares") will be transferred to us by the applicable Performance Investors. Accordingly, no Company stockholder or limited partner in the Operating Partnership (other than Performance Investors, to the extent of their obligations to transfer Performance Shares to the Company or the Operating Partnership, as applicable) will be diluted as a result of the issuance of Performance Units.

REMOVAL OF THE GENERAL PARTNER; TRANSFERABILITY OF OUR INTERESTS; TREATMENT OF LIMITED PARTNERSHIP UNITS IN SIGNIFICANT TRANSACTIONS

     The limited partners may not remove us as general partner, with or without cause, other than with our consent. The Partnership Agreement provides that we may not withdraw from the Operating Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) without the consent of a majority in interest of the limited partners other than the preferred limited partners. However, except as set forth below, we may transfer or assign our general partner interest in connection with a merger, consolidation or sale of substantially all of our assets without limited partner consent.

     Neither the Company nor the Operating Partnership may engage in any merger, consolidation or other combination with or into another person, or effect any reclassification, recapitalization or change of its outstanding equity interests, and the Company may not sell all or substantially all of its assets (each a "Termination Transaction") unless in connection with the Termination Transaction all holders of limited partnership Units other than preferred Units either will receive, or will have the right to elect to receive, for each Unit an amount of cash, securities or other property equal to the product of the number of shares of common stock into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid to the holder of one share in consideration of one share pursuant to the Termination Transaction. If, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding shares of common stock, each holder of limited partnership Units other than preferred Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received had it exercised its right to redemption and received shares of common stock in exchange for its Units immediately prior to the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer. Any Performance Units issued will also have the benefit of these provisions, irrespective of the capital account then applicable to the Performance Units.

     A Termination Transaction may also occur if the following conditions are met:

     - substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Operating Partnership;

     - the holders of common Units, including the holders of any Performance Units issued, own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of the transaction;

     - the rights, preferences and privileges of the holders in the surviving partnership, including the holders of Performance Units issued or to be issued, are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (except, as to Performance Units, for such differences with Units regarding liquidation, redemption or exchange as are described in this prospectus); and

     - such rights of the common limited partners, including the holders of Performance Units issued or to be issued, include at least one of the following:

      - the right to redeem their interests in the surviving partnership for the consideration available to them pursuant to the preceding paragraph; or

      - the right to redeem their Units for cash on terms equivalent to those in effect immediately prior to the consummation of the transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, the common equity securities, with an exchange ratio based on the relative fair market value of the securities and the common stock.

     Our Board of Directors will reasonably determine fair market values and rights, preferences and privileges of the common limited partners as of the time of the Termination Transaction and, to the extent applicable, the values will be no less favorable to the holders of common Units than the relative values reflected in the terms of the Termination Transaction.

     In addition, in the event of a Termination Transaction, the arrangements with respect to Performance Units and Performance Shares (as defined under "-- Performance Units") will be equitably adjusted to reflect the terms of the transaction, including, to the extent that the shares are exchanged for consideration other than publicly traded common equity, the transfer or release of remaining Performance Shares, and resulting issuance of any Performance Units, as of the consummation of the Termination Transaction.

DUTIES AND CONFLICTS

     Except as otherwise provided by our conflicts of interest policies with respect to directors and officers and as provided in the non-competition agreements described under "Risk Factors -- Conflicts of Interest -- Some of Our Executive Officers are Involved in Other Real Estate Activities and Investments," any limited partner of the Operating Partnership may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

MEETINGS; VOTING

     As general partner, we may call meetings of the limited partners of the Operating Partnership, on our own motion, or upon written request of limited partners owning at least 25% of the then outstanding Units. Limited partners may vote either in person or by proxy at meetings. Limited partners may take any action that they are required or permitted to take either at a meeting of the limited partners or without a meeting if consents in writing setting forth the action taken are signed by limited partners owning not less than the minimum number of Units that would be necessary to authorize or take the action at a meeting of the limited partners at which all limited partners entitled to vote on the action were present. On matters for which limited partners are entitled to vote, each limited partner has a vote equal to the number of Units the limited partner holds. A transferee of Units who has not been admitted as a substituted limited partner with respect to the Units will have no voting rights with respect to the Units, even if the transferee holds other Units as to which it has been admitted as a limited partner. The Partnership Agreement does not provide for, and we do not anticipate calling, annual meetings of the limited partners.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units entitled to vote. Generally, the Partnership Agreement may be amended with our approval, as general partner, and partners (including us, but not including the preferred limited partners) holding a majority of the percentage interest of all partners other than the preferred limited partners. Certain provisions regarding, among other things, our rights and duties as general partner (e.g., restrictions on our power to conduct businesses other than as denoted herein) or the dissolution of the Operating Partnership, may not be amended without the approval of limited partners (other than preferred limited partners) holding a majority of the percentage interests of the limited partners other than preferred limited partners. As general partner, we have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to, among other things:

     - add to our obligations as general partner or surrender any right or power granted to us as general partner;

     - reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Partnership Agreement;

     - establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Partnership Agreement;

     - reflect a change of an inconsequential nature that does not materially adversely affect any limited partner, or cure any ambiguity, correct or supplement any provisions of the Partnership Agreement not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes concerning matters under the Partnership Agreement that are not otherwise inconsistent with the Partnership Agreement or applicable law; or

     - satisfy any requirements of federal, state or local law.

     We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the Partnership Agreement, including amendments effected directly or indirectly through a merger or sale of assets of the Operating Partnership or otherwise, that would, among other things,

     - convert a limited partner's interest into a general partner's interest;

     - modify the limited liability of a limited partner;

     - alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units, either of which actions will have the effect of changing the percentage interests of the partners and thereby altering their interests in profits, losses and distributions); or

     - alter the limited partner's redemption right.

     These protections apply to both holders of common Units and holders of Performance Units. In addition, no amendment may be effected, directly or indirectly, through a merger or sale of assets of the Operating Partnership or otherwise, which would adversely affect the rights of former stockholders of AMB Institutional Realty Advisors to receive Performance Units.

BOOKS AND REPORTS

     The Operating Partnership's books and records are maintained at the principal office of the Operating Partnership, which is located at 505 Montgomery Street, San Francisco, California 94111. All elections and options available to the Operating Partnership for federal or state income tax purposes may be taken or rejected by the Operating Partnership in our sole discretion as general partner. The limited partners have the right, subject to certain limitations, to receive copies of the most recent SEC filings by us and the Operating Partnership, the Operating Partnership's federal, state and local income tax returns, a list of limited partners, the Partnership Agreement, the partnership certificate and all amendments and certain information about the capital contributions of the partners. We may keep confidential from the limited partners any information that we believe to be in the nature of trade secrets or other information the disclosure of which we in good faith believe is not in the best interests of the Operating Partnership or which the Operating Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

     We will use reasonable efforts to furnish to each limited partner, within 90 days after the close of each taxable year, the tax information reasonably required by the limited partners for federal and state income tax reporting purposes.

TERM

     The Operating Partnership will continue in full force and effect for approximately 99 years or until sooner dissolved pursuant to the terms of the Partnership Agreement.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations regarding the Company is based on current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Latham & Watkins. The tax treatment of a holder of any of the securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his or her particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of securities. We will provide certain federal income tax considerations relevant to holders of the securities in the prospectus supplement relating to those securities.

     The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or a court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

     YOU ARE ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS YOUR TAX ADVISOR, REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND SALE OF OUR SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, our qualification and taxation as a REIT depends upon our ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code. Accordingly, there is no assurance that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See
"-- Failure to Qualify."

     The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and these rules and these regulations. Latham & Watkins has acted as tax counsel to the Company in connection with the IPO, subsequent offerings of Common Stock, and the Company's election to be taxed as a REIT.

     Unless we specify otherwise in the applicable prospectus supplement, as a condition to the closing of each offering of equity securities by the Company, our tax counsel will render an opinion to the underwriters of the offering to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that each such opinion will be based on various factual assumptions relating to our organization and operation, including matters relating to the Operating Partnership and the Preferred Stock Subsidiaries, and will be conditioned upon certain representations to be made by us as to factual matters. Our tax counsel has no obligation to update any such opinion subsequent to its date. In addition, such opinions will be based upon our factual representations as set forth in this prospectus and any applicable prospectus supplement or supplements, and assume that the actions described in this prospectus and any such supplement or supplements will be completed by us in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the our ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code and discussed below, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, we cannot assure you that the actual results of our operation during any particular taxable year will satisfy such requirements. See
"-- Failure to Qualify." Further, the anticipated income tax treatment described in the prospectus or in any prospectus supplement or supplements may be changed, perhaps retroactively, by legislation, administrative or judicial action at any time.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" (once at the corporate level when earned and once again at the stockholder level when distributed) that generally results from investment in a corporation. However, the Company will be subject to federal income tax as follows:

     First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     Second, we may be subject to the "alternative minimum tax" on our items of tax preference under certain circumstances.

     Third, if we have (a) net income from the sale or other disposition of "foreclosure property" (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

     Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

     Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect our profitability, if we fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements.

     Sixth, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income from prior periods.

     Seventh, if we acquire any asset (a "Built-In Gain Asset") from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of Built-In Gain assume that we will make an election pursuant to IRS Notice 88-19.

     Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

     (1) that is managed by one or more trustees or directors;

     (2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

     (3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

     (4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

     (5) that is beneficially owned by 100 or more persons;

     (6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

     (7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds.

     We believe that we have satisfied each of the above conditions. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in "Description of Capital
Stock -- Restrictions on Ownership and Transfer of Capital Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "-- Failure to Qualify."

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

     Termination of S Status. Prior to its merger into the Company in connection with our formation transactions, AMB Institutional Realty Advisors, Inc. believed that it validly elected to be taxed as an S corporation and that such election had not been revoked or otherwise terminated (except as provided below). In order to allow us to become a REIT, AMB Institutional Realty Advisors, Inc. revoked its S election shortly before its merger into the Company. If AMB Institutional Realty Advisors, Inc. was not an S corporation in 1997 (the calendar year in which our formation transactions occurred), we likely would not qualify as a REIT for our taxable year ended December 31, 1997 and perhaps subsequent years. See "-- Failure to Qualify." In connection with our initial public offering, Latham & Watkins rendered an opinion regarding AMB Institutional Realty Advisors, Inc.'s federal income tax status as an S corporation, which opinion was based upon certain representations made by AMB Institutional Realty Advisors, Inc. as to factual matters and upon the opinion of counsel for certain shareholders of AMB Institutional Realty Advisors, Inc., with respect to matters relating to the tax status of such shareholders.

     Ownership of Interests in Partnerships and Qualified REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, IRS regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to the income of the partnership attributable to its proportionate share. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of these items for any partnership in which it owns an interest) are treated as our assets and items of income for purposes of applying the requirements described in this prospectus (including the income and asset tests described below). We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "-- Tax Aspects of the Operating Partnerships and the Joint Ventures." We have direct control of the Operating Partnership and will continue to operate it consistent with the requirements for qualification as a REIT. However, we are a limited partner or non-managing member in certain of our joint ventures. If a joint venture takes or expects to take actions which could jeopardize our status as a REIT or subject us to tax, we may be forced to dispose of our interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the joint venture or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT. The Company owns 100% of the stock of two subsidiaries that are qualified REIT subsidiaries (each, a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company. A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to our income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and our ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of our total assets, as described below under "-- Asset Tests."

     Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

     - the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

     - the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the interests in such tenant (a "Related Party Tenant");

     - if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

     - for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue. The REIT may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property.

     We do not and will not, and as general partner of the Operating Partnership, will not permit the Operating Partnership to:

     - charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above);

     - rent any property to a Related Party Tenant;

     - derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease); or

     - perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom we derive no revenue.

     NOTWITHSTANDING THE FOREGOING, WE MAY HAVE TAKEN AND MAY CONTINUE TO TAKE CERTAIN OF THE ACTIONS SET FORTH ABOVE TO THE EXTENT THESE ACTIONS WILL NOT, BASED ON THE ADVICE OF OUR TAX COUNSEL, JEOPARDIZE OUR STATUS AS A REIT.

     AMB Investment Management is the sole general partner of, and conducts its operations through, AMB Investment Management Limited Partnership (the "Investment Management Partnership.") The Investment Management Partnership conducts the asset management business and receives fees (including incentive fees) in exchange for the provision of certain services to asset management clients. In addition, Headlands Realty Corporation may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to us, but we derive our allocable share of dividend income from the Preferred Stock Subsidiaries through our interest in the Operating Partnership. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. The Operating Partnership may provide certain management or administrative services to the Investment Management Partnership and Headlands Realty Corporation. The fees derived by the Operating Partnership as a result of the provision of such services will be nonqualifying income to us under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the Investment Management Partnership, Headlands Realty Corporation and the Operating Partnership. We will monitor the amount of the dividend income from the Preferred Stock Subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent us from violating a REIT income test.

     If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

     - our failure to meet these tests was due to reasonable cause and not due to willful neglect;

     - we attach a schedule of the sources of our income to our federal income tax return; and

     - any incorrect information on the schedule was not due to fraud with intent to evade tax.

     IT IS NOT POSSIBLE, HOWEVER, TO STATE WHETHER IN ALL CIRCUMSTANCES WE WOULD BE ENTITLED TO THE BENEFIT OF THESE RELIEF PROVISIONS. FOR EXAMPLE, IF WE FAIL TO SATISFY THE GROSS INCOME TESTS BECAUSE NONQUALIFYING INCOME THAT WE INTENTIONALLY INCUR EXCEEDS THE LIMITS ON NONQUALIFYING INCOME, THE IRS COULD CONCLUDE THAT OUR FAILURE TO SATISFY THE TESTS WAS NOT DUE

TO REASONABLE CAUSE. IF THESE RELIEF PROVISIONS DO NOT APPLY TO A PARTICULAR SET OF CIRCUMSTANCES, WE WILL NOT QUALIFY AS A REIT. AS DISCUSSED ABOVE IN
"-- TAXATION OF THE COMPANY -- GENERAL," EVEN IF THESE RELIEF PROVISIONS APPLY, AND WE RETAIN OUR STATUS AS A REIT, A TAX WOULD BE IMPOSED WITH RESPECT TO OUR EXCESS NET INCOME. WE MAY NOT ALWAYS BE ABLE TO MAINTAIN COMPLIANCE WITH THE GROSS INCOME TESTS FOR REIT QUALIFICATION DESPITE OUR PERIODIC MONITORING OF OUR INCOME.

     Prohibited Transaction Income. Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by the Operating Partnership) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with the Operating Partnership's investment objectives. However, the IRS may contend that that one or more of these sales is subject to the 100% penalty tax.

     Asset Tests. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

     The Operating Partnership owns 100% of the non-voting preferred stock of each of the Preferred Stock Subsidiaries, and by virtue of its ownership of interests in the Operating Partnership, the Company is considered to own its pro rata share of such stock. See "Structure of the Company." The stock of each of the Preferred Stock Subsidiaries held by us is not a qualifying real estate asset. The Operating Partnership does not and will not own any of the voting securities of either of the Preferred Stock Subsidiaries, and therefore we will not be considered to own more than 10% of the voting securities of either of the Preferred Stock Subsidiaries. In addition, we believe that the value of our pro rata share of the securities of each of the Preferred Stock Subsidiaries held by the Operating Partnership does not, in either case, exceed 5% of the total value of our assets, and will not exceed such amount in the future. No independent appraisals have been obtained to support this conclusion. There can be no assurance that the IRS will not contend that the value of the securities of one or both of the Preferred Stock Subsidiaries held by us exceeds the 5% value limitation. The 5% value test must be satisfied not only on the date that we (directly or through the Operating Partnership) acquire securities in the applicable Preferred Stock Subsidiary, but also each time we increase our ownership of securities of such Preferred Stock Subsidiary, including as a result of increasing our interest in the Operating Partnership. For example, our indirect ownership of securities of each Preferred Stock Subsidiary will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise their redemption/exchange rights. Although we believe that we presently satisfy the 5% value test and plan to take steps to ensure that we satisfy such test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in the Operating Partnership's overall interest in either or both of the Preferred Stock Subsidiaries.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter (including an increase in our interests in the Operating Partnership), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the sum of 95% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and 95% of our net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of "REIT taxable income" as described above.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided below, these distributions are taxable to our stockholders (other than tax-exempt entities, as discussed below) in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential -- e.g., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes us, as general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

     We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

     Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

     Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a "C corporation" taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with our formation transactions, we succeeded to various tax attributes of AMB Institutional Realty Advisors, Inc., AMB Current Income Fund, Inc. ("CIF") and AMB Value Added Fund, Inc. ("VAF") (if the mergers of CIF and VAF into AMB Institutional Realty Advisors, Inc. (the "Private REIT Mergers") were treated as tax-free reorganizations under the Code), including any undistributed C corporation earnings and profits of such corporations. If AMB Institutional Realty Advisors, Inc. qualified as an S corporation for each year in which its activities would have created earnings and profits, and each of CIF and VAF qualified as a REIT during its existence and its merger into us was treated as a tax-free reorganization under the Code, then those corporations would not have any undistributed C corporation earnings and profits. If, however, either CIF or VAF failed to qualify as a REIT throughout the duration of its existence, or AMB Institutional Realty Advisors, Inc. failed to qualify as an S corporation for any year in which its activities would have created earnings and profits, then we would have acquired undistributed C corporation earnings and profits that, if not distributed by us prior to the end of its first taxable year, would prevent us from qualifying as a REIT.

     We believe that each of CIF and VAF qualified as a REIT throughout the duration of its existence and that, in any event, neither CIF nor VAF had any undistributed C corporation earnings and profits at the time of the applicable Private REIT Merger. We believe that AMB Institutional Realty Advisors, Inc. qualified as an S corporation since its 1989 taxable year and that its activities prior to such year did not create any earnings and profits. In addition, in connection with our initial public offering, counsel to CIF and VAF rendered opinions with respect to the qualification of those corporations as REITs for federal income tax purposes, and Latham & Watkins rendered an opinion with respect to AMB Institutional Realty Advisors, Inc.'s status as an S corporation for federal income tax purposes. Those opinions were based on certain representations and assumptions. However, the IRS may contend otherwise on a subsequent audit of AMB Institutional Realty Advisors, Inc., CIF or VAF.

FAILURE TO QUALIFY

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAX ASPECTS OF THE OPERATING PARTNERSHIP AND THE JOINT VENTURES

     General. Substantially all of our investments will be held indirectly through the Operating Partnership. In addition, the Operating Partnership holds certain of its investments indirectly through joint ventures. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by the Operating Partnership and joint ventures. See "-- Taxation of the Company."

     Entity Classification. Our interests in the Operating Partnership and the joint ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of the Operating Partnership or a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the Operating Partnership or a partnership were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests (see "-- Taxation of the Company -- Asset Tests" and "-- Income Tests"). This, in turn, would prevent us from qualifying as a REIT. See "-- Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the Operating Partnership's or a partnership's status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

     Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an "Eligible Entity") may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Operating Partnership and each of our joint ventures intend to claim classification as a partnership under the Final Regulations, and, as a result, we believe such partnerships will be classified as partnerships for federal income tax purposes.

     Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Partnership Agreement provides for preferred distributions of cash and preferred allocations of income to the Company with respect to its Series A Preferred Units and to the holders of Series B Preferred Units. In addition, to the extent the Company issues Series C Preferred Stock in exchange for AMB Property II Series C Preferred Units, the Operating Partnership will issue Series C Preferred Units to the Company, and the Partnership Agreement will be amended to provide for similar preferred distributions of cash and preferred allocations of income to the Company with respect to its Series C Preferred Units. As a consequence, the Company will receive distributions from the Operating Partnership and attributable to its other assets that we would use to pay dividends on shares of Series A Preferred Stock and any shares of Series B Preferred Stock or Series C Preferred Stock issued by the Company before any other partner in the Operating Partnership (other than a holder of Series B Preferred Units, if such units are not then held by the Company) receives a distribution. In addition, if necessary, income will be specially allocated to the Company, and losses will be allocated to the other partners of the Operating Partnership, in amounts necessary to ensure that the balance in the capital account of the Company will at all times be equal to or in excess of the amount payable by the Company on the Series A Preferred Stock and any Series B Preferred Stock or Series C Preferred Stock then issued by the Company upon liquidation or redemption. As long as the Company does not hold the Series B Preferred Units, similar preferred distributions and allocations will be made for the benefit of the holders of such units. All remaining items of operating income and loss will be allocated to the holders of common Units in proportion to the number of Units or Performance Units held by each such unitholder. All remaining items of gain or loss relating to the disposition of the Operating Partnership's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize the Company's and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of Performance Units being offset by a reduction in the gain allocation to the Company and unitholders which were Performance Investors. Certain limited partners have agreed to guarantee debt of the Operating Partnership, either directly or indirectly through an agreement to make capital contributions to the Operating Partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of the Operating Partnership to holders of common Units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of the Operating Partnership, which net loss would have otherwise been allocable to the Company.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated under this section of the Code.

     Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution (a "Book-Tax Difference"). These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Moreover, subsequent to the formation of the Operating Partnership, additional appreciated property has been contributed to the Operating Partnership in exchange for interests in the Operating Partnership. The Partnership Agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

     In general, the partners of the Operating Partnership (including the Company) which contributed assets having an adjusted tax basis less than their fair market value at the time of contribution will be allocated depreciation deductions for tax purposes which are lower than such deductions would have been if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such contributing partners. These allocations will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company or other partners to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to the Company or other partners as a result of such sale. Such an allocation might cause the Company or other partners to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Requirements for Qualification" and "-- Annual Distribution Requirements."

     Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including retention of the "traditional method" or the election of certain methods which would permit any distortions caused by a Book-Tax Difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the Operating Partnership have determined to use the "traditional method" for accounting for Book-Tax Differences for the properties initially contributed to the Operating Partnership and for certain assets contributed subsequently. We and the Operating Partnership have not yet decided what method will be used to account for Book-Tax Differences for properties acquired by the Operating Partnership in the future.

     Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

     OTHER TAX CONSEQUENCES

     We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above.

                              PLAN OF DISTRIBUTION

     We may sell securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or though agents or underwriters. We may sell securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Such underwriters or agents may include Morgan Stanley & Co. Incorporated. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement. The amount of voting stock registered pursuant to this prospectus that we may sell in at-the-market equity offerings will not exceed an aggregate offering price of $203,645,123, which represents 10% of the aggregate market value of the Company's outstanding voting stock held by non-affiliates of the Company calculated as of October 14, 1998.

     We may distribute the securities from time to time in one or more transactions:

     - at a fixed price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

     Unless we specify otherwise in the related prospectus supplement, each series of securities offered will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any shares of common stock sold pursuant to a prospectus supplement may be listed on the exchange, subject to official notice of issuance. We may elect to list any series of preferred stock and any series of debt securities, depository shares or warrants on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

     If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will not be subject to any conditions except:

     - the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

     - if the securities are sold to underwriters, we shall have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

     To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the debt securities, depositary shares and warrants will be passed upon for us by Latham & Watkins, San Francisco, and the validity of the common stock and preferred stock will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

     In addition, the description of federal income tax consequences contained in this prospectus under the heading "Certain Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins. Latham & Watkins will rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

                                    EXPERTS

     The audited financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.